Exhibit 10.1

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN REDACTED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

OTHER TRANSACTION AGREEMENT

BETWEEN

Quantinuum LLC
303 S. Technology Court, Broomfield, Colorado 80021

AND

United States Department of Commerce
1401 Constitution Avenue, NW, Washington, DC 20230

CONCERNING

ADVANCED MICROELECTRONICS RESEARCH AND DEVELOPMENT IN THE U.S.

FAIN:                 80NANB26T204
Award Amount:         $100,000,000
Authorities:             15 U.S.C. § 4656(c)(2)(A)
15 U.S.C. § 4659(a)(1)
15 U.S.C. § 4656(d)
Award Date:             September 4, 2026
Pursuant to the Authorities specified above, this Other Transaction Agreement is entered into as of the Award Date specified above, between Quantinuum LLC, a Delaware limited liability company (the “Awardee”), and the U.S. Department of Commerce (the “Department”).

QUANTINUUM LLC            UNITED STATES DEPARTMENT OF
            COMMERCE

By:     /s/ Dr. Rajeeb Hazra                By:     /s/ Bill Frauenhofer
Name:    Dr. Rajeeb Hazra                Name:    Bill Frauenhofer
Title:     President                    Title:    Executive Director
                            Semiconductor Innovation and Investment

FAIN: 80NANB26T204

FAIN: 80NANB26T204

ARTICLE I.GENERAL PROVISIONS
A.Authorities
This Agreement is entered into pursuant to Title XCIX of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283)—Creating Helpful Incentives to Produce Semiconductors for America, as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167) (collectively, the “CHIPS Act”). Pursuant to 15 U.S.C. § 4656(c)(1), the Secretary of Commerce, in collaboration with the Secretary of Defense, is directed to “establish a national semiconductor technology center to conduct research and prototyping of advanced semiconductor technology … to strengthen the economic competitiveness and security of the domestic supply chain.” Pursuant to 15 U.S.C. § 4656(c)(1), the Secretary of Commerce may make financial assistance awards, including construction awards, in support of such national semiconductor technology center. Pursuant to 15 U.S.C. § 4656(d), the Secretary of Commerce may make financial assistance awards, including construction awards, to strengthen semiconductor advanced test, assembly, and packaging capability in the domestic ecosystem. Pursuant to 15 U.S.C. § 4659(a)(1), the Secretary of Commerce may enter into agreements, including contracts, grants and cooperative agreements, and other transactions, in carrying out the responsibilities of the Department under 15 U.S.C. §§ 4656(c)(1), (d).
On September 24, 2025, the National Institute of Standards and Technology (“NIST”), a bureau within the Department, announced it was soliciting proposals from eligible applicants for research, prototyping, and commercial solutions that advance microelectronics technology in the U.S. to be considered for funding by the CHIPS Research and Development Office (“CRDO”) pursuant to the Broad Agency Announcement (2025-NIST-CHIPS-CRDO-01) (as amended, the “BAA”). On April 13, 2026, the Awardee submitted an application in response to the BAA. On May 20, 2026, the Department entered into a letter of intent with the Awardee with respect to the application. Pursuant to the BAA, this Agreement is entered into as of the date hereof for the purpose of advanced microelectronics research and development related to the application of quantum technology. This Agreement is an other transaction pursuant to 15 U.S.C. § 4659(a)(1).
B.Rules of Interpretation; Definitions
The rules of interpretation set forth in Attachment 2 (Rules of Interpretation; Definitions), Article 1 shall apply to this Agreement. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement, including as set forth in Attachment 2 (Rules of Interpretation; Definitions), Article 2 and the other Attachments.
ARTICLE II.PROJECT
A.Scope
The scope of the project (the “Project”) shall consist of (i) Research and Development Activities related to (1) the development of low-loss integrated photonics capable of operation at 422 nm, (2) the prototyping of control application-specific integrated circuits on a suitable high-voltage process for cryogenic operation, and (3) the development and packaging of reliable optical components (including optical amplifiers, acousto-optic modulators, and electro-optic modulators) at trapped-ion critical wavelengths, in each case at the Project Sites, (ii) any Research and Development Activities performed at Project Sites or elsewhere exclusively in support of such activities in connection with the execution of any Milestone set forth in Attachment 1 (Statement of Work), and (iii) any other Research and Development Activities related to the foregoing as may be agreed to by the Department and the Awardee in writing.
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B.Project Plans
The Awardee shall carry out the Project in accordance with the Approved Budget Plan, the CVDP Plan, the Data Management Plan, the IP Management Plan, the Research Security Plan, the Technical Plan, and the Technology Control Plan (collectively, the “Project Plans”).
C.Milestones
1.The Awardee shall achieve each Milestone, to the reasonable satisfaction of the Department in its sole discretion, on or prior to the relevant Milestone Date. Promptly and no later than thirty (30) days after completion of all Milestones related to a Tranche, the Awardee shall provide the Department with supporting documentation, and any additional information requested by the Department, evidencing completion of such Milestones. The Department shall notify the Awardee after making a determination that the Awardee has achieved such Milestones to the reasonable satisfaction of the Department.
2.If the Awardee fails to complete any Required Project Activity prior to the applicable Required Project Activity Date (or cure date, if applicable), the Department may demand recovery of the aggregate amount of payments made to the Awardee pursuant to this Agreement as a debt payable to the Department in a manner to be determined and notified by the Department to the Awardee.

D.Period of Performance
The period of performance of this Agreement shall commence on the Award Date and terminate on the earlier of (i) the date all of the Milestones have been completed or (ii) the fifth (5th) anniversary of the Award Date, unless earlier terminated in accordance with Article XI.A (the “Period of Performance”). The Awardee may request an amendment of this Agreement to extend the Period of Performance by submitting a request to the Department at least sixty (60) days prior to the expiration of the Period of Performance, and the Department shall not unreasonably withhold its consent to such amendment.
ARTICLE III.FINANCIAL REQUIREMENTS
A.Award Amount
The amount of the Award shall be up to $100,000,000.
B.ASAP Payments; Funding Tranches
1.The Department shall make payments to the Awardee by making such funds available for withdrawal through the Automated Standard Application for Payments system (“ASAP”) of the U.S. Department of the Treasury’s Bureau of the Fiscal Service at the request of the Awardee. Any amounts withdrawn from ASAP by the Awardee shall be deposited into an interest-bearing account maintained in the United States. The Awardee shall expend payments on Eligible Project Costs within thirty (30) days of withdrawal from ASAP. The Awardee shall return any payments to ASAP that have not been so expended within thirty (30) days of withdrawal from ASAP. Such returns shall be completed by the account bank via the Automated Clearing House network (“ACH”) or a Fedwire Funds Service payment (“FEDWIRE”). Instructions for returning payments to ASAP can be obtained from the Department. Additional information is available at: https://www.fiscal.treasury.gov/asap/.
2.The Department shall make the first tranche of funding available to the Awardee, as set forth in Article III.B.1 above, in the amount of $56,000,000 (the “Award Date Tranche”) on or as soon as practicable after (a) the Award Date and (b) the execution and delivery of the Other
FAIN: 80NANB26T204

Transaction Agreement Action Sheet obligating funds under this Agreement in an amount equal to $100,000,000.
3.If the Awardee achieves certain Milestones, in accordance with the applicable success criteria and by the applicable Milestone Date, to the Department’s satisfaction, the Department shall make additional tranches of funding available to the Awardee, as set forth in Article III.B.1 above, as follows:
a.after the Awardee has achieved each of the Tranche 1 Milestones, $32,000,000 (“Tranche 1”).
b.after the Awardee has achieved each of the Tranche 2 Milestones, $12,000,000 (“Tranche 2”).
4.The Awardee may request a subsequent Tranche of funding be made available on any date that it has reasonably determined that the Milestones applicable to such Tranche have been achieved by providing written notice and evidence of their completion to the Department for its review.
5.The Awardee may retain up to $500 per year of interest earned on any payments on deposit in an interest-bearing account to use for permissible expenses. Any annual interest earned in excess of $500 on such payments shall be promptly returned to the Department via the Department of Health and Human Services Payment Management System (“PMS”) via ACH or FEDWIRE. Instructions for returning interest to PMS are available at: https://pms.psc.gov/grant-recipients/returning-funds-interest.html.
6.Notwithstanding anything to the contrary, the Department shall not be required to make payments to the Awardee in excess of the aggregate amount of funds obligated by the Department under this Agreement.
7.The Awardee shall provide advance notice to the Department at least ten (10) Business Days prior to any withdrawal of available funds from ASAP in excess of $50,000,000.
8.As soon as practicable after the Award Date (and in any event prior to the withdrawal of any available funds from ASAP), the Awardee's SAM.gov registration shall be updated to reflect acceptance of the Federal Assistance Certification requirement.
C.Eligible Project Costs
The Awardee shall use the payments of Federal funds received under the Award solely to pay the following costs associated with the Project (“Eligible Project Costs”), consistent in all material respects with the Approved Budget Plan.
1.any Research and Development Activities necessary to achieve any Milestone;
2.any device development and production necessary to achieve any Milestone;
3.any analyses, preparation, or development efforts needed for the Activities of the Project to transition to commercially viable, domestically produced products or services;
4.equipment installation or outfitting of equipment necessary to achieve any Milestone;
5.any applicable workforce education and training activities relevant to the Project;
6.any costs incurred to protect innovations developed under this Agreement, including costs incurred to protect patents;
7. any activities undertaken pursuant to Attachment 4 (Security); and
8.other costs specifically identified in the Approved Budget Plan (including reimbursement of any Approved Pre-Award Costs);
provided, however, that any Federal funds provided to the Awardee pursuant to this Agreement may not (i) be used to purchase FEOC Equipment (unless specifically approved by the Department in writing) or (ii) be provided to a Foreign Entity of Concern.
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D.Financial Records
The Awardee shall maintain adequate records to account for all funding under this Agreement. The Awardee shall establish and maintain accounting and internal control systems that provide for appropriate monitoring of the Award to ensure that all payments are expended on Eligible Project Costs. The Awardee shall notify the Department immediately upon the occurrence of any deficiencies with respect to such systems.
E.Audits; Site Visits
1.The Awardee shall obtain an annual audit consistent with the objective of 2 C.F.R. §§ 200.501, 200.514, and Generally Accepted Government Auditing Standards covering the Award issued under this Agreement and matters specific to the CRDO program. The Awardee shall provide the Department with the results, findings, responses, and resolutions of the annual audit within thirty (30) days of receiving final audit results.
2.Until the third (3rd) anniversary of the expiration or termination of the Period of Performance, the Department, the Department’s Office of Inspector General (“OIG”), and any other authorized Federal agency shall have access to and the right to audit and examine books and records of the Awardee. The Awardee shall provide the appropriate U.S. Government officials with direct access to sufficient books and records and other information of the Awardee, to ensure full accountability for all funding under this Agreement. Such access, audit, or examination shall be performed during business hours on Business Days upon ten (10) Business Days’ prior written notice to the audited party and shall be subject to the security requirements of the audited party and shall be conducted in a manner that shall not unreasonably interfere with the business and operations of the audited party.
3.The Department may conduct site visits at any Project Site during the Period of Performance upon five (5) Business Days’ prior written notice. Such site visits shall be performed during business hours on Business Days and shall be subject to the security requirements of the Awardee and shall be conducted in a manner that shall not unreasonably interfere with the business and operations of the Awardee.
ARTICLE IV.DELIVERABLES
A.Award Date Deliverables
As of the Award Date, the Awardee shall have delivered the following documents to the Department, each of which shall be in form and substance satisfactory to the Department:
1.this Agreement;
2.the Covered Individual List;
3.the Approved Budget Plan;
4.the CVDP Plan;
5.the Data Management Plan;
6.the IP Management Plan;
7.the Research Security Plan;
8.the Technical Plan; and
9.the Technology Control Plan.
B.Post-Award Date Deliverables
As soon as practicable after the Award Date (and in no event more than one (1) Business Day thereafter without the Awardee’s and the Department’s consent), the Closing (as such term is defined in the Securities Issuance Agreement) shall be consummated and:
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(i) the Awardee shall have delivered the following documents to the Department, each of which shall be in form and substance satisfactory to the Department:
1.the Securities Issuance Agreement, between the Issuer and the Department, substantially in the form attached to this Agreement;
2.each of the closing deliverables specified in Section 1.2 of the Securities Issuance Agreement; and
3.a legal opinion from Kirkland & Ellis LLP, counsel for the Awardee, and Issuer, addressed to the Department and in form and substance satisfactory to the Department; and
(ii) the Department shall have delivered the following documents to the Awardee, each of which shall be in form and substance satisfactory to the Awardee:
1.the Securities Issuance Agreement, between the Issuer and the Department, substantially in the form attached to this Agreement; and
2.each of the closing deliverables specified in Section 1.2 of the Securities Issuance Agreement.
C.Project Plans
The Awardee shall comply with the Project Plan requirements set forth in Attachment 7 (Project Plans; Reporting Requirements).
D.Reporting Requirements
The Awardee shall comply with the reporting requirements set forth in Attachment 7 (Project Plans; Reporting Requirements).
ARTICLE V.REPRESENTATIONS AND WARRANTIES
The Awardee makes each of the following representations and warranties to and in favor of the Department as of (a) the Award Date; and (b) each Payment Date, as applicable, except as such representations and warranties are expressly made as to an earlier date:
A.Organization

The Awardee (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified to do business in the state where any Project Site is located and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (c) has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease; (ii) carry on its business as now being conducted and as proposed to be conducted in respect of the Project; and (iii) execute, deliver, perform and observe the terms and conditions of each of the Award Documents to which it is a party.
B.Authorization; No Conflict

The Awardee has duly authorized, executed and delivered the Award Documents to which it is a party, and neither its execution and delivery thereof, nor its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or any other Award Document (a) contravenes its organizational documents or any applicable laws in any material respects; (b) contravenes or results in any breach or constitutes any default under any material governmental judgment; (c) contravenes or results in any breach or constitutes any default under any material agreement or instrument to which it is a party; or (d) requires the consent or approval of any person other than any consents or approvals that have been obtained and are in full force and effect.
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C.Legality; Validity; Enforceability
Assuming the duly authorized execution and delivery thereof by each other party thereto (other than Awardee and the Issuer), each Award Document to which the Awardee or the Issuer is (or will be when executed) a party constitutes (or when executed, will constitute) a legal, valid and binding obligation of the Awardee and/or the Issuer (as applicable), enforceable against the Awardee and/or the Issuer (as applicable) in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other applicable laws affecting creditors’ rights generally and by general principles of equity.
D.Financial Statements

Each of the financial statements of the Awardee and the Issuer delivered to the Department pursuant to the BAA (i) is complete and correct, has been prepared in accordance with GAAP, and presents fairly, in all material respects, the financial condition of the Awardee or the Issuer as of the respective dates of the financial statements for the respective periods covered therein; and (ii) reflects all liabilities or obligations of the Awardee or the Issuer and other information of any nature whatsoever for the period to which such financial statements relate and that are required to be disclosed in accordance with GAAP. Since the date of delivery of such financial statements, or the respective date of such financial statements, whichever is earlier, neither the Awardee nor the Issuer has incurred or assumed any liabilities or obligations that would be required to be disclosed in accordance with GAAP, except to the extent such liabilities or obligations have been disclosed to the Department in writing.
E.Litigation
There is no pending or, to the Awardee’s knowledge, documented (in writing) threatened action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any governmental authority, domestic or foreign or other regulatory body or any arbitrator that relates to: (a) the legality, validity or enforceability of any Award Document or any transaction contemplated thereby; or (b) has caused, or could reasonably be expected to cause, a Material Adverse Effect.
F.Debarment and Suspension
The Awardee, the Issuer and their affiliates have not been debarred, suspended, or otherwise excluded from receiving an award by the U.S. Government or otherwise prohibited by Executive Order or law from receiving an award from the U.S. Government.
G.Inverted Domestic Corporation Status
The Awardee is not a foreign incorporated entity that is treated as an inverted domestic corporation under section 835(b) of the Homeland Security Act of 2002 (6 U.S.C. § 395(b)) or a subsidiary of such an entity.
H.Tax Liability
To the best of the Awardee’s knowledge and belief, the Awardee, the Issuer and their affiliates have filed all Federal tax returns required during the preceding three (3) years, have not been convicted of a criminal offense under the Internal Revenue Code of 1986, and have not been notified of any unpaid Federal tax
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assessment for which the liability remains unsatisfied, unless the assessment is the subject of an installment agreement or offer in compromise that has been approved by the Internal Revenue Service and is not in default, or the assessment is the subject of a non-frivolous administrative or judicial proceeding.
ARTICLE VI.PROGRAM REQUIREMENTS
1.The Awardee shall comply with the Intellectual Property requirements set forth in Attachment 3 (Intellectual Property).
2.The Awardee shall comply with the security requirements set forth in Attachment 4 (Security).
3.The Awardee shall comply with the requirements relating to domestic control and production of Intellectual Property set forth in Attachment 5 (Domestic Control and Production).
ARTICLE VII.RESERVED.
ARTICLE VIII.COMPLIANCE WITH APPLICABLE LAWS AND EXECUTIVE ORDERS
A.Compliance with Applicable Laws
The Awardee shall comply with and conduct and manage its business, operations, assets, equipment, property, leaseholds, in compliance with:
1.the CHIPS Act;
2.the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.);
3. 18 U.S.C. § 287 (criminal false statements);
4. 18 U.S.C. § 1001 (false statements);
5.the Civil False Claims Act (31 U.S.C. §§ 3729 - 3733);
6.the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 (42 U.S.C. § 4601 et seq.) in all material respects;
7.all applicable Federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects;
8.all applicable Sanctions and Export Control Laws in all respects, except for any actual or potential violations of Export Control Laws that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to the Department’s Bureau of Industry and Security within sixty (60) days of the Awardee becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by the Department’s Bureau of Industry and Security; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any governmental authority; and
9.without limiting the obligation to comply with the preceding laws, all other applicable laws in all material respects.
B.Compliance with Executive Orders
1.This award term implements Executive Order 14173, 90 FR 8633 (Jan. 21, 2025). By accepting this Award and expending Federal funds thereunder, the Awardee:
a.agrees that compliance in all respects with all applicable Federal anti-discrimination laws is material to the U.S. Government’s payment decisions for purposes of section 3729(b)(4) of Title 31 of the United States Code;
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b.certifies to the Department that it does not operate any programs promoting diversity, equity, and inclusion that violate any applicable Federal anti-discrimination laws; and
c.further certifies to the Department that it does not participate in any illegal preferences, mandates, policies, programs, activities, guidance, regulations, enforcement actions, consent orders, and requirements, that violate any applicable Federal anti-discrimination laws.
2.The Awardee must actively monitor its administration of this Agreement to ensure that its activities do not violate the requirements of this Agreement, including this Article VIII.B. At any time during the Period of Performance of this Agreement, if the Awardee believes that any of the activities in its approved scope of work may be inconsistent with the policies outlined in any applicable Executive Order, the Awardee has an affirmative duty to immediately stop work on those potentially inconsistent activities and immediately contact the Department to determine whether the potentially inconsistent activities may proceed under this Agreement. The performance of activities that violate or that are otherwise inconsistent with requirements under any applicable Executive Order will result in appropriate enforcement action, including the disallowance of costs and possible termination of a portion or all of this Agreement.
ARTICLE IX.OTHER REQUIREMENTS
A.Lobbying Restrictions
The Awardee shall not use Federal funds received from this Agreement for lobbying the executive or legislative branches of the U.S. Government. The Awardee additionally shall disclose to the Department any registrations under the Lobbying Disclosure Act (2 U.S.C. §§ 1601 et seq.) or the Foreign Agents Registration Act (22 U.S.C. §§ 611 et seq.) related to the Project that is the subject of this Agreement.
B.Whistleblower Protections
The provisions of this Agreement are consistent with and do not supersede, conflict with, or otherwise alter the obligations, rights, or liabilities created by existing statute or Executive Order relating to (1) classified information, (2) communications to Congress, (3) the reporting to an Inspector General or the Office of Special Counsel of a violation of any law, rule, or regulation, or mismanagement, a gross waste of funds, an abuse of authority, or a substantial and specific danger to public health or safety, or (4) any other whistleblower protection. The definitions, requirements, obligations, rights, sanctions, and liabilities created by controlling Executive Orders and statutory provisions are incorporated into this Agreement and are controlling. The Awardee shall timely disclose, in writing to the Department and/or the OIG, whenever, in connection with this Agreement, the Awardee has credible evidence that a principal, employee, agent, or entity has committed a violation of (1) Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations (see Title 18 of the United States Code) or (2) the civil False Claims Act (see 31 U.S.C. §§ 3729-3733). The Awardee may also report allegations of fraud, waste, and abuse to the OIG through https://www.oig.doc.gov/Pages/Hotline.aspx.
C.Government Furnished Information/Property
No U.S. Government furnished information or property will be provided upon execution of this Agreement. In the event U.S. Government information and/or property is required to facilitate performance of this Agreement, the U.S. Government may provide U.S. Government information (information created, collected, processed, or disseminated by or for the U.S. Government) and U.S. Government property (material, equipment, special tooling, special test equipment, and real property) as applicable and appropriate.
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D.Publication Requirements
To the extent feasible and consistent with law, agency mission, resource constraints, and U.S. national, homeland, and economic security, the Awardee shall promote the deposit of scientific data arising from unclassified Fundamental Research, funded wholly or in part by the Department, except for Standard Reference Data, as defined in 15 U.S.C. § 290a, and data subject to trade secret protection, free of charge in publicly accessible databases. Subject to the same conditions and constraints listed above, the Awardee, to the extent feasible, shall make freely available to the public, in publicly accessible repositories, all peer-reviewed scholarly publications arising from unclassified research funded wholly or in part under this Agreement.
E.Federal Award Performance and Integrity Information
In accordance with section 872 of Pub. L. 110-417 (as amended; see 41 U.S.C. § 2313), if the total value of the Awardee’s currently active grants, cooperative agreements, and procurement contracts from all Federal awarding agencies exceeds $10,000,000 for any period of time during the Period of Performance of this Agreement, then the Awardee shall be responsible for maintaining the currency of information reported to the System of Award Management (SAM) about certain civil, criminal, or administrative proceedings involving the Awardee.
F.Federally Funded Transportation
If the Awardee requests payment of expenses for air travel in connection with this Agreement, such air travel shall be on a U.S. flag certified air carrier in compliance with 49 U.S.C. § 40118, unless (1) a bilateral or multilateral agreement with the United States exists permitting flying on a foreign-flag carrier pursuant to 49 U.S.C. § 40118(b), (2) air travel on a U.S. flag certified air carrier between locations outside of the United States is not reasonably available, or (3) air travel on a U.S. flag certified air carrier between the United States and a location outside of the United States is not available.
G.Debarment and Suspension
The Awardee shall comply with the Office of Management and Budget’s guidelines on Debarment and Suspension contained in subparts A, B, C, and I of 2 C.F.R. Part 180, and the Department’s related policies and procedures contained in Subpart C of 2 C.F.R. Part 1326.
ARTICLE X.NON-COMPLIANCE WITH AGREEMENT
A.Remedies
Upon the Awardee’s failure to comply with any terms of any Award Document, the Department may exercise one or more of the remedies set forth below:
1.providing written notice specifying the nature and extent of any non-compliance and requiring the Awardee to remedy the same, in accordance with a Corrective Action Plan or otherwise;
2.imposing additional award conditions designed to remedy the non-compliance without the consent of the Awardee;
3.temporarily withholding or suspending any requested payment, pending satisfactory implementation of any Corrective Action Plan, as determined by the Department in its sole discretion;
4.changing the payment method of the Award in Article III.B (ASAP Payments; Funding Tranches) to reimbursement only;
5.solely with respect to a failure to comply with the provisions of Article III.C (Eligible Project Costs), disallowing project costs found not to be Eligible Project Costs and/or to the extent these
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costs have already been paid for with Award funds, establishing a payment obligation to the Department equal to the disallowed amount;
6.initiating suspension or debarment proceedings with respect to the Awardee;
7.solely with respect to a material failure to comply with the provisions of Attachment 4 (Security) or Attachment 5 (Domestic Control and Production) other than Article 3.6, the Department may demand recovery of the aggregate amount of payments made to the Awardee pursuant to this Agreement as a debt payable to the Department in a manner to be determined and notified by the Department to the Awardee;
8.with respect to a material failure to comply with the provisions of Attachment 4 (Security) or Attachment 5 (Domestic Control and Production), or any other provision of this Agreement determined by the Department to be material, terminating this Agreement; and
9.such other remedies as may be available at law or equity.
B.Cure Period
Notwithstanding the foregoing, if such failure (A)(1) arises from a failure of the Awardee to meet any Milestone on or prior to the relevant Milestone Date relating to such Milestone or to complete a Required Project Activity by the Required Project Activity Date, or (2) would not reasonably be expected to have a Material Adverse Effect, and (B) is capable of being remedied, then the Department shall forbear from exercising such remedies (other than the remedies set forth in Article X.A.1 and X.A.3) during the cure period ending on the later of (x) the sixtieth (60th) day following the Awardee obtaining knowledge of such failure, (y) the date set forth in an Awardee corrective action plan in form and substance satisfactory to the Department (“Corrective Action Plan”), it being agreed that if such failure is remedied during such cure period, pursuant to the terms set forth in any applicable Corrective Action Plan or any manner otherwise satisfactory to the Department, then no additional remedies will be taken due to the occurrence of such failure to comply, and (z) in the case of failure of the Awardee to timely meet any Milestone, the expiration of the Period of Performance so long as the Department determines the Awardee is acting in good faith to achieve such Milestone. For the avoidance of doubt, any failure of the Awardee to meet a Milestone or Required Project Activity on or prior to the relevant Milestone Date or Required Project Activity Date shall be considered capable of being remedied hereunder, and shall be deemed remedied if the applicable Milestone or Required Project Activity is met prior to the expiration of the cure period.
C.Miscellaneous
For the avoidance of doubt, the Department shall not, as a result of any exercise of remedies pursuant to this Article X, forfeit any securities issued to the Department.
Any determination made by the Department pursuant to this Agreement or any other Award Document shall be determined at the discretion of the Department, provided that the Department shall not unlawfully withhold or unreasonably delay a decision, nor act in an arbitrary or capricious manner, abuse its discretion, or otherwise fail to act in accordance with the law. Failure to timely address any non-compliance during the applicable cure period or pursuant to any applicable Corrective Action Plan shall be conclusively deemed material hereunder.
ARTICLE XI.MISCELLANEOUS PROVISIONS
A.Termination Rights
1.The Department may terminate this Agreement for convenience by providing sixty (60) days’ written notice to the Awardee. If the Awardee has completed each of the Required Project Activities, the Awardee may terminate the Period of Performance for convenience by providing sixty (60) days’ prior written notice to the Department. For the avoidance of doubt, in the event that this Agreement is terminated for convenience by the Department prior to the latest Required
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Project Activity Date, the rights of the Department under Article II.C.2 to demand recovery of the aggregate amount of payments made to the Awardee pursuant to this Agreement shall also terminate and have no further force or effect.
2.Upon termination of this Agreement by the Department or termination of the Period of Performance by the Awardee:
a.any Data developed under this Agreement as of the termination date shall be disposed of in accordance with the provisions set forth in Article 3 (Data Rights) of Attachment 3 (Intellectual Property);
b.the Department will provide instructions to the Awardee in connection with administrative matters and to facilitate timely closeout of the Award and this Agreement, including for the purposes of determining in good faith a settlement of all final claims of the Awardee for Eligible Project Costs under this Agreement incurred prior to the effective date of such termination, it being understood that the Awardee shall not be unreasonably required to bear unreimbursed bona fide Eligible Project Costs incurred in accordance with this Agreement prior to such termination;
c.any expenses incurred by the Awardee related to termination or closeout activities shall be funded from payments made under this Agreement; and
d.the Department will de-obligate any remaining Federal funds obligated in connection with the Award not expended in accordance with this Agreement.
3.For the avoidance of doubt, the Department shall not, as a result of any termination of this Agreement pursuant to this Article XI.A, forfeit the securities or any Shares (as such term is defined in the Securities Issuance Agreement) issued as of the date of such termination except in accordance with the terms set forth in Section 3.9 of the Securities Issuance Agreement.

B.Survival
The following provisions shall survive the Period of Performance in accordance with their terms:
1.Article III.E.2 (Audits; Site Visits);
2.Article III. B (ASAP Payments);
3.Article VI.1 (Program Requirements) and Attachment 3 (Intellectual Property);
4.Article VI.3 (Program Requirements) and Attachment 5 (Domestic Control and Production);
5.Article XI.I (Disputes);
6.Article XI.A (Termination Rights);
7.The obligation to deliver a final report pursuant to Article F of Attachment 7 (Project Plans; Reporting Requirements); and
8.Solely as applicable to the foregoing surviving provisions, Article X (Non-Compliance With Agreement).
For the avoidance of doubt, the Securities Documents shall survive the Period of Performance.

C.Agreement Administration
Administrative and contractual matters under this Agreement shall be referred to the representatives of the Parties identified on page 2 of the Other Transaction Agreement Action Sheet. Each Party may change its representatives identified on page 2 of the Other Transaction Agreement Action Sheet by written notification to the other Party.
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D.Waivers and Amendments
1.Any waiver, consent or amendment to this Agreement shall not be effective until executed in writing by the Parties; provided, however, that the Department may unilaterally waive any Awardee requirement or obligation in this Agreement by executing a waiver or consent and delivering it to the Awardee.
2.In the event the Awardee wishes to request a waiver or amendment of any provision of this Agreement, the Awardee shall submit a waiver or amendment request to the Department with supporting justification, including the technical, budget, and timeline impact of the proposed waiver or amendment on the Project, as appropriate.
3.If the Awardee requests an amendment to modify a Milestone and has submitted evidence satisfactory in form and substance to the Department that (a) the Milestone to be replaced is scientifically infeasible or technologically impracticable (except when due to circumstances within the Awardee’s reasonable control or matters known by the Awardee prior to the Award Date), and (b) the proposed modified Milestone demonstrates equivalent, or otherwise satisfactory to the Department, scientific or technical progress toward the objectives of the Project, the Department shall not unreasonably withhold its consent to such amendment.
E.No Assignments
The Awardee shall not assign or delegate any of its rights or obligations under this Agreement without the Department’s prior written consent, such consent not to be unreasonably withheld. Any attempted assignment or delegation in violation of this Agreement shall be null and void ab initio.
F.Flow Down
1.The Awardee shall be responsible for ensuring each Subawardee complies with the terms of this Agreement, including by incorporating into Subawards and other applicable contracts equivalent provisions to carry out the following obligations:
a.Article III.D (Financial Records) and III.E (Audits; Site Visits), it being understood and agreed that Subawardees need not conduct a separate annual audit to the audit described in Article III.E.1;
b.Article IV.C (Project Plans);
c.Article V.E (Litigation), V.F (Debarment and Suspension), V.G (Inverted Domestic Corporation Status), and V.H (Tax Liability); and
d.Articles VI (Program Requirements), VIII (Compliance with Applicable Laws and Executive Orders), and IX (Other Requirements) (with the exception of Article IX.D (Publication Requirements)).
2.With respect to Article VI (Program Requirements) and Attachment 4 (Security):
a.Subawardees are only required to report Security-related Adverse Events that Attachment 4 (Security) specifically makes applicable to Subawardees;
b.Subawardees are not required to conduct an Annual Third-Party IT Security Assessment as described in Attachment 4 (Security), Article 2.f.2; and
c.For the disclosures described in Attachment 4 (Security), Articles 4 and 6, Subawardees are to disclose through the Awardee.
3.For the avoidance of doubt, in the event of a breach by a Subawardee that is not cured, the Department may exercise any remedies available to the Department pursuant to Article X (Non-Compliance with this Agreement) with respect to the Subawardee.
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G.No Partnership
This Agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, or other business organization. This Agreement does not in any way create or constitute an agency relationship between the Department and the Awardee.
H.Federal Debt
1.The Awardee shall promptly pay any debts determined to be owed to the Department hereunder. Any funds paid to the Awardee in excess of the amount to which the Awardee is finally determined to be entitled under the terms hereof shall constitute a debt to the Department. The Department must collect all debts arising out of its Federal awards in accordance with the Standards for the Administrative Collection of Claims (31 C.F.R. Part 901).
2.The Department’s debt collection procedures are set out in 15 C.F.R. Part 19. In accordance with 15 C.F.R. Part 19 and 31 U.S.C. § 3717, failure to pay a debt owed to the Department hereunder must result in the assessment of interest, penalties and administrative costs in accordance with the provisions of 31 U.S.C. § 3717 and 31 C.F.R. § 901.9. The Department will transfer any Department debt that is delinquent for more than one hundred twenty (120) days to the U.S. Department of the Treasury’s Financial Management Service for debt collection services, a process known as cross-servicing, pursuant to 31 U.S.C. § 3711(g), 31 C.F.R. § 285.12, and 15 C.F.R. § 19.9. The Department may also take further action as specified in DOC GT&C A.06 (Unsatisfactory Performance or Non-Compliance with Award Provisions). Funds for payment of a debt must not come from other Federally-sponsored programs, and the Department may conduct on-site visits, audits, and other reviews to verify that other Federal funds have not been used to pay a debt.
3.Interest will be assessed on the delinquent debt in accordance with the Debt Collection Improvement Act of 1996, as amended (31 U.S.C. § 3717(a)). The minimum annual interest rate to be assessed is the U.S. Department of the Treasury’s Current Value of Funds Rate (CVFR). The CVFR is available online at https://www.fiscal.treasury.gov/fsreports/rpt/cvfr/cvfr_home.htm and in the Treasury Financial Manual Bulletin. The assessed rate must remain fixed for the duration of the indebtedness. Penalties will accrue at a rate of not more than six percent per year or such other higher rate as authorized by law. Administrative charges, i.e., the costs of processing and handling a delinquent debt, will be determined by the Department, as directed by the Office of the Chief Financial Officer and Assistant Secretary for Administration.
4.Pursuant to 31 U.S.C. § 3720B and 31 C.F.R. § 901.6, unless waived by the Department, the Department is not permitted to extend financial assistance in the form of a loan, loan guarantee, or loan insurance to any person delinquent on a nontax debt owed to a Federal agency. This prohibition does not apply to disaster loans.
5.Pursuant to 28 U.S.C. § 3201(e), unless waived by the Department, a debtor who has a judgment lien against the debtor’s property for a debt to the United States is not eligible to receive any grant or loan that is made, insured, guaranteed, or financed directly or indirectly by the United States or to receive funds directly from the U.S. Government in any program, except funds to which the debtor is entitled as beneficiary, until the judgment is paid in full or otherwise satisfied.

I.Disputes
1.Any disagreement, claim, misunderstanding, request for waiver or modification, or dispute (collectively, a “Dispute”) between the Parties concerning any question of fact or law arising from, or in connection with, this Agreement, irrespective of whether such Dispute concerns an alleged breach of this Agreement or interpretation of this Agreement, may be raised by either Party under this Article. No Party shall have the right to raise any matter as a Dispute arbitrarily
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or capriciously, or concerning a question of fact or law that has previously been raised as a Dispute.
2.If a Dispute arises, the Parties should first attempt to resolve the Dispute by informal discussion and mutual agreement as soon as practicable. If a Dispute is not resolved through discussion and mutual agreement, a Party should provide formal notification of a Dispute within sixty (60) days per Article XI.I.3 hereof. Failure of a Party to raise a Dispute within the sixty (60) day period shall not prejudice any judicial remedies available to such Party.
3.Upon failure to resolve a Dispute through discussion and mutual agreement of the Parties as described under Article XI.I.2 above, the aggrieved Party shall document the Dispute by notifying the other Party (the “Responding Party”) in writing, documenting the relevant facts, identifying unresolved issues, specifying the clarification or remedy sought, and providing the rationale for why the clarification or remedy is appropriate (a “Dispute Notice”). Any notice of non-compliance delivered by the Department pursuant to Article X.A.1 shall be deemed to be a Dispute Notice for the purposes of this Article XI.I.
4.A Responding Party shall provide a written response (the “Response”) to a Dispute Notice within sixty (60) days after receipt of the Dispute Notice. The Response shall identify which of the issues raised in the Dispute Notice is resolved or is not resolved, document the relevant facts, address each clarification or remedy sought by the aggrieved Party and provide the rationale for why the clarification or remedy is or is not appropriate.
5.In the event issues raised in a Dispute Notice remain unresolved after the Responding Party’s Response, or in the event the Responding Party does not provide a timely Response under Article XI.I.4, the aggrieved Party may pursue any right or remedy under the Award Documents or under applicable law and in a court of competent jurisdiction.
6.During the pendency of any Dispute under this Article, each of the Department’s remedies under Article X (other than the remedies set forth in Articles X.A.1 and X.A.3) shall be stayed.

J.Limitation of Liability
The Awardee will indemnify the Department and each of its officers, employees, attorneys and agents (each, an “Indemnified Party”) from and against any liabilities, obligations, losses, damages, penalties, claims, judgments, lawsuits, costs and expenses (other than attorneys’ costs and fees) for which an Indemnified Party may become responsible because of a claim asserted by a third party related to this Agreement, or the Project; provided that the Awardee shall not have any indemnification obligation hereunder to the extent the third party’s claim is based solely on the conduct of the Department (and no other Party) or arises from the bad faith, gross negligence or willful misconduct of any Indemnified Party (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction). In no event will Awardee's total liability arising out of this Article IX.J exceed the total amount of the Award.
K.Integration; Counterparts
This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions among the Parties, whether oral or written with respect to the subject matter hereof. This Agreement and any waivers or amendments thereto may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
L.Public Announcements.
The Awardee shall, prior to the making thereof, coordinate with the Department with respect to any public announcement: (a) in connection with material developments in respect of the Project; and (b) that directly refers to the Award or the Award Document (including by submitting the full text of any
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proposed public statement to the Department for review and refraining from making any such public statement without the Department’s prior written approval), other than any such statements that are, as may be determined by the Awardee or any affiliate thereof: (x) required by or to comply with applicable law or stock exchange rules or regulations; or (y) made in connection with any action brought by or against the Awardee or any of its affiliates.
M.Governing Law.
This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Awardee and the Department agrees (a) to submit to the exclusive general jurisdiction and venue of (i) the courts of the United States in the District of Columbia (including the U.S. Court of Federal Claims), (ii) the courts of the United States in the Southern District of New York and (iii) appellate courts from any of the foregoing, in each case for any civil action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby.

N.Waiver of Jury Trial.
EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER AWARD DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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ARTICLE XII.ATTACHMENTS
ATTACHMENT 1. STATEMENT OF WORK
See attached.
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ATTACHMENT 1.
STATEMENT OF WORK
The Project contemplates the performance of Research and Development Activities related to the three (3) overall tasks described below, and the Milestones comprising each overall project task as are listed under it. Funding for both the overall project tasks and the Milestones related to such tasks is detailed in the Approved Budget Plan. Prior to requesting a subsequent Tranche of funding, the Awardee must complete each of the Milestones associated with such Tranche. The Milestones below are generally numbered by reference to the Tranche to which they relate. For the avoidance of doubt, Milestone 3.A, Milestone 3.B, Milestone 3.C, Milestone 3.D, Milestone 3.E, Milestone 3.F, Milestone 3.G, and Milestone 3.H are not associated with a Tranche.
DEFINITIONS
“Required Project Activity” means: each of the following activities required to be completed in connection with the Project:

No.	Description of the Required Activity	Date
1	Awardee manufactures and characterizes a prototype device on a foundry process flow for optical waveguides and gratings at 422nm.	[***]
2	Awardee manufactures an ASIC prototype on a cryo-capable process technology and characterizes low temperature performance.	[***]
3	Awardee defines a switching architecture and characterizes optical components for performance and reliability.	[***]

Any reference to a specific Required Project Activity may reference the number in the table above in the following manner: “Required Activity 1” or “Required Activity 2,” etc.
“Required Project Activity Date” means: for any Required Project Activity, the corresponding date specified in the “Date” column in the definition of Required Project Activity.
“Tranche 1 Milestones” means: Milestone 1.A, Milestone 1.B, Milestone 1.C, Milestone 1.D, Milestone 1.E, Milestone 1.F, Milestone 1.G
“Tranche 2 Milestones” means: Milestone 2.A, Milestone 2.B, Milestone 2.C, Milestone 2.D
****

OVERALL PROJECT TASK #1
Develop domestic production of integrated photonics waveguides and grating couplers specifically for 422nm wavelength light. This is an enabling technology integration required for the Awardee’s next generation trapped ion quantum processer units (“QPU”) designs.

[***]

OVERALL PROJECT TASK #2
Develop domestic production of cryogenic Application Specific Integrated Circuit (“ASIC”) switch used to produce electronic signals to the QPU chips operating at +/-10 volts (“V”) and integrated with Through-Silicon Vias (“TSVs”) at 500 um pitch and at least two backside re-distribution layers
(“RDL”).

[***]

OVERALL PROJECT TASK #3
Research and Development Activities to produce high-reliability semiconductor lasers and components at visible and infrared (“IR”) wavelengths.
[***]
****

ATTACHMENT 2. RULES OF INTERPRETATION; DEFINITIONS
Article 1. RULES OF INTERPRETATION
1.Use of Or. The word “or” is not exclusive.
2.Change of Law. Each reference to a law includes any amendment, supplement or modification and all regulations, rulings and other laws promulgated thereunder, including with respect to any successor law.
3.Successors and Assigns. A reference to a person includes its successors and permitted assigns.
4.Including. The words “include,” “includes” and “including” are not limiting and mean include, includes and including “without limitation,” “without limitation by specification” and “but not limited to.”
5.Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.
6.Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all exhibits, schedules, annexes and appendices thereto, and all exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document; (b) shall include all documents, instruments or agreements issued or executed in replacement thereof; and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time and in effect at any given time to the extent that any such amendment, amendment and restatement, supplement, or modification is permitted under the terms of such document, instrument or agreement.
7.Periods and Time. Unless otherwise specified, references to “days,” “weeks,” “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C.
8.Department Determinations. Any determination made by the Department pursuant to this Agreement shall be determined at the discretion of the Department, provided that the Department shall not unlawfully withhold or unreasonably delay a decision, nor act in an arbitrary or capricious manner, abuse its discretion, or otherwise act not in accordance with the law.
9.Ambiguities. This Agreement and the Securities Documents are the result of negotiations and have been reviewed by each party and their respective counsel. Accordingly, they shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any party.
10.Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document unless otherwise agreed in writing by the Parties.
11.Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.
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12.Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP.
13.Reasonable Efforts. The expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of either Party, means taking in good faith and with due diligence commercially reasonable steps to achieve the objective and to perform the obligation, including doing what can reasonably be done in the circumstances taking into account each Party’s obligations hereunder to mitigate delays and additional costs to the other Party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrued solely to that person’s own benefit.
14.Reasonableness. The words “reasonable”, “reasonably”, “unreasonably”, and words of similar import, when applied to the Department’s satisfaction, acceptance, determination, consent, discretion or approval, take into account any special consideration affecting decisions of the Department in its capacity as a governmental entity or its responsibilities as such and are based on its policies, practices, and procedures, and law and regulations applicable to it.
15.Conflict. In the event of any inconsistency between the terms of any Award Document, the inconsistency shall be resolved by giving precedence in the following order: (1) this Agreement, (2) Attachments 1-8 to this Agreement with equal weight, (3) the Securities Issuance Agreement, and (4) the other Securities Documents with equal weight.
16.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a breach hereunder if such action is taken or condition exists.
Article 2. DEFINITIONS
“ACH” means: as defined in Article III.B.
“Activities” means: in each case as may be performed under this Agreement, planning and management, Basic Research, Applied Research, Experimental Development, Demonstration Device development and production, commercial viability and domestic production activities, education and workforce development activities, the purchase and installation of equipment, prototyping activities, the repeatable demonstration and initial operation of such equipment, and other tasks Federally-funded in whole or in part under this Agreement undertaken to accomplish the Milestones. Research and Development Activities are a subset of Activities.
“Agreement” means: this Other Transaction Agreement, including Attachments 1-8, and the Other Transaction Agreement Action Sheet, which is expressly incorporated in and made a part of the Agreement.
“Applied Research” means: original investigation undertaken in order to acquire new knowledge. Applied research is, however, directed primarily towards a specific practical aim or objective.
“Approved Budget Plan” means: the Awardee’s budget plan for the Project, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
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“Approved Pre-Award Costs” means: costs associated with the Project that (i) were incurred and paid by the Awardee on or after the date of the letter of intent between the Awardee and the Department and prior to the commencement of the Period of Performance, (ii) are reasonably identified as pre-award costs and set forth in the Approved Budget Plan and (iii) otherwise constitute Eligible Project Costs.
“ASAP” means: as defined in Article III.B.
“Award” means: the CHIPS award issued pursuant to this Agreement.
“Award Date” means: the date specified as the “Award Date” on the cover page of this Agreement.
“Award Documents” means: this Agreement and the Securities Documents.
“BAA” means: as defined in Article I.A.
“Background IP” means: all Intellectual Property, Intellectual Property rights, and other proprietary rights owned or licensed by the Awardee or Subawardee that are pre-existing or developed prior to the date of this Agreement and/or developed independently of the Award.
“Basic Research” means: experimental or theoretical work undertaken primarily to acquire new knowledge of the underlying foundations of phenomena and observable facts, including activities with broad or general applications in mind.
“Business Day” means: any day other than Saturday, Sunday or other day on which either the Department of the Treasury or the Federal Reserve Bank of New York is not open for business.
“CHIPS Act” means: as defined in Article I.A.
“Competitor” means: any current or prospective competitor of the Awardee that is reasonably identified in writing on the Awardee’s competitor list delivered to and approved by the Department; provided that if the Awardee delivers an updated competitor list to the Department and it fails to object within 30 days, then the update to the competitor list will be deemed approved by the Department.
“Corrective Action Plan” means: as defined in Article X.
“Covered Individual” means: consistent with 42 U.S.C. § 6605(d)(1), an individual who (1) contributes in a substantive, meaningful way to the scientific development or execution of a research and development project proposed to be carried out with a research and development award from a Federal Research Agency; and (2) is designated as a covered individual by the Department.
“Covered Individual List” means: a written list of Covered Individuals participating in the Research and Development Activities under this Agreement.
“CVDP Plan” means: the commercial viability and domestic production plan for the Project, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
“Data” means: any recorded information, regardless of form or method of recording, including any technical data, specifications, software, recorded trade secrets, recorded Know-How, and mask and maskless works. The term does not include any information, unrelated to this Agreement, or incidental to the Awardee’s internal contract administration (such as financial, administrative, cost or pricing, or management information).
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“Data Management Plan” means: the data management plan for the Project, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
“Demonstration Device” means: the integration of Developed Technologies to create a functional and testable device.
“Developed Technology” means: any Technology developed under this Agreement. For the avoidance of doubt, Developed Technology does not include any related Technology that is developed outside the scope of this Agreement.
“Domestic Entity” means: an entity (a) organized under the laws of the United States or any jurisdiction within the United States and (b) having a principal place of business in the United States. The principal place of business means the place where an entity’s officers direct, control, and coordinate the entity’s activities. A Foreign Adversary is not a Domestic Entity.
“Eligible Project Costs” means: as defined in Article III.C.
“Experimental Development” means: creative and systematic work, drawing on knowledge gained from research and practical experience, which is directed at producing new products or processes or improving existing products or processes and which will result in gaining additional knowledge.
“Export Control Laws” means: any and all laws of the United States which have the purpose or effect of restricting or controlling the export, re-export, transfer of or access to controlled or sensitive information, commodities, software, technology or services between or within one or more countries or their nationals, including without limitation, the Export Administration Regulations (EAR) and International Traffic in Arms Regulations (ITAR).
“Federal Research Agency” means: consistent with 42 U.S.C. § 6605(d)(4), any Federal agency with an annual extramural research expenditure of over $100,000,000.
“Federally-Funded IP” means: any IP generated in the performance of the Project activities funded under the Award Documents.
“FEDWIRE” means: as defined in Article III.B.
“FEOC Equipment” means any completed, fully assembled equipment for the fabrication, assembly, testing, advanced packaging, production, or research and development of semiconductors that externally transmits information and is manufactured or assembled by any Foreign Entity of Concern. For clarity, “completed, fully assembled equipment” as used in this definition means the state in which all (or substantially all) necessary parts, chambers, subsystems, and sub components have been put together, resulting in such equipment, and does not include any subsystem or subcomponent that enables, or is incorporated into or part of, any such equipment.
“Foreign Adversary” means: (i) any Foreign Entity of Concern, (ii) any Foreign Country of Concern, and (iii) any entity whose actions, policies, or personnel decisions are controlled by a Foreign Entity of Concern or Foreign Country of Concern.
“Foreign Country of Concern” or “FCOC” means: the same meaning given the term “foreign country of concern” under 15 U.S.C. § 4651(7) and 15 C.F.R. § 231.102.
“Foreign Entity” means: any entity that is not a Domestic Entity.
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“Foreign Entity of Concern” or “FEOC” means: the same meaning given the term “foreign entity of concern” under 15 U.S.C. § 4651(8) and 15 C.F.R. § 231.104, provided that the definition of Foreign Entity in this Agreement shall apply.
“Fundamental Research” means: Basic Research, Applied Research, and Experimental Development in science and engineering, the results of which ordinarily are published and shared broadly within the scientific community, as distinguished from proprietary research and from industrial development, design, production, and product utilization, the results of which ordinarily are restricted for proprietary or national security reasons.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time, including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of items and amounts.
“Generally Accepted Government Auditing Standards” means: the framework for conducting audits of government entities and programs as established by the Government Accountability Office and published in the Yellow Book (https://www.gao.gov/yellowbook).
“Government Data Rights” means: the rights to use, modify, reproduce, release, perform, display, or disclose Data, in whole or in part, within the U.S. Government for a Government Purpose; and, in the event the Department exercises its rights pursuant to Article 2.g (March-in Rights) of Attachment 3 (Intellectual Property), to release or disclose Data, in whole or in part, outside the U.S. Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that Data for any related purpose, including commercial purposes.
“Government Purpose” means: any activity, mission, function, operation, or endeavor that the U.S. Government authorizes or recognizes as within the scope of its legal authorities, but not (i) the sale or licensing of Subject Inventions or Data for a commercial purpose to a Competitor of the Awardee or the Awardee’s subsidiaries or affiliates; or (ii) the manufacture, production, or commercialization of a Subject Invention or Data in competition with the Awardee or the Awardee’s subsidiaries or affiliates.
“Indemnified Party” means: as defined in Article XI.J.
“Intellectual Property” or “IP” means: all intellectual property rights, whether registered or unregistered, that are recognized in any jurisdiction of the world, including rights in patents, utility models, trademarks and tradenames, service marks, copyrights, trade secrets, software, mask works, Know How (and any registrations of or applications to register any of the foregoing), and any Invention.
“Invention” means: any invention or discovery which is or may be patentable or otherwise protectable in any country in the world.
“IP Management Plan” means: the intellectual property rights management plan for the Project, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
“Issuer” means: Quantinuum Inc., a Delaware corporation.
“Know-How” means: all information including, but not limited to, discoveries, formulas, materials, processes, ideas, approaches, concepts, techniques, methods, documentation, procedures, technical information, and specifications that are useful to the pursuit of execution of a process or activity.
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“Made” means: when relating to an Invention, the earlier of the conception or first actual reduction to practice of such Invention.
“Material Adverse Effect” means: as of any date of determination by the Department, a material and adverse effect on: (a) the Project; (b) the ability of the Awardee or the Issuer to observe and perform its material obligations or enforce its rights in a timely manner under any Award Document to which it is a party; (c) the business, operations, liabilities, condition (financial or otherwise) or property of the Awardee or the Issuer; (d) the validity or enforceability of any material provision of any Award Document; or (e) any material right or remedy of the Awardee, the Issuer or the Department under the Award Documents.
“Milestone” means: any milestone set forth in Attachment 1 (Statement of Work), as amended from time to time. Any reference to a specific Milestone may reference the number and letter set forth in the tables in Attachment 1 (Statement of Work) in the following manner: “Milestone 1.A” or “Milestone 2.B,” etc.
“Milestone Date” means: for any Milestone, the corresponding date set forth in Attachment 1 (Statement of Work) specified as the “Milestone Date” for such Milestone, as may be extended by operation of the Awardee’s cure rights set forth in Article X.B (Non-Compliance with Agreement) or otherwise amended from time to time.
“Other Transaction Agreement Action Sheet” means: the Other Transaction Agreement Action Sheet issued by the Department in respect of the amount of the Award and acknowledged by the Awardee.
“Party” means: each of the Department and the Awardee.
“Payment Date” means: a Business Day on which a payment is made to the Awardee pursuant to Article III.B.
“Period of Performance” means: as defined in Article II.D.
“PMS” means: as defined in Article III.B.
“Practical Application” means: to manufacture, in the case of a composition of product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the Invention is capable of being utilized and that its benefits are, to the extent permitted by law or U.S. Government regulations, and consistent with commercial practice generally accepted in the application industry, available to the public on reasonable terms.
“Project” means: as defined in Article II.A.
“Project Background IP” means: any Background IP (whether owned or licensed by the Awardee) necessary for the execution of the Project.
“Project Plans” means: as defined in Article II.B.
“Project Site” means: the Awardee’s facilities (including buildings, fixtures and other improvements) located in Broomfield, Colorado; Albuquerque, New Mexico; and Brooklyn Park, Minnesota, together with any other location agreed to by the Department in writing.
“Required Project Activity” means: as defined in Attachment 1 (Statement of Work).
“Required Project Activity Date” means: as defined in Attachment 1 (Statement of Work).
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“Research and Development Activities” means: in each case as may be performed under this Agreement, Basic Research, Applied Research, and Experimental Development, but excluding, for the avoidance of doubt, any construction.
“Research Security Plan” means: the research security plan for the Project, as described in Article 6 of Attachment 4 (Security) hereto, and as modified from time to time with the prior approval of the Department.
“Sanctions” means: any and all laws concerning or relating to economic, financial or trade sanctions, embargoes, or similar restrictive measures imposed, administered, enacted or enforced by a Sanctions Authority.
“Sanctions Authority” means: any agency, department, division or instrumentality of the United States Government, including the Office of Foreign Assets Control and the Bureau of Industry and Security.
“Securities Documents” means: the Securities Issuance Agreement.
“Securities Issuance Agreement” means: the securities issuance agreement, substantially in the form attached hereto as Attachment 8.
“SMART” means: the “Specific, Measurable, Achievable, Relevant, and Time-Bound” acronym used to describe goals, targets, or objectives.
“Subaward” means: any award of Federal funds received under the Award to any other person to perform any part of the Project, excluding any contracts for the purchase of goods or services.
“Subawardee” means: any person or entity that receives a Subaward, consistent with the standards articulated in 2 C.F.R. § 200.331.
“Subject Invention” means: any Invention of Federally-Funded IP conceived or first actually reduced to practice by the Awardee in the performance of Project activities.
“Technical Plan” means: the technical plan for the Project, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
“Technology” means: discoveries, innovations, Know-How, Data, and Inventions recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, and copyrights developed under this Agreement.
“Technology Control Plan” means: the plan to safeguard Technology against unauthorized export, transfer, or disclosure, as described in Article D of Attachment 7 (Project Plans; Reporting Requirements) hereto, and as modified from time to time with the prior approval of the Department.
“Tranche” means: any of the Award Date Tranche, Tranche 1, and Tranche 2.
“Tranche 1” means: as defined in Article III.B.
“Tranche 2” means: as defined in Article III.B.
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FAIN: 80NANB26T204

ATTACHMENT 3. INTELLECTUAL PROPERTY
Article 1.PROJECT BACKGROUND IP
1.During the Period of Performance, the Awardee shall retain sufficient right, title, and interest to all Project Background IP owned or licensed by it for so long as it is necessary for the execution of the Project. Except as otherwise expressly set forth in Article 2.h of this Attachment 3 (Intellectual Property), no rights to Background IP are granted under the terms of this Agreement.
2.During the Period of Performance, for any Project Background IP being introduced, included, or used during the course of Activities, Research and Development Activities, or other obligations undertaken pursuant to this Agreement, the Awardee shall identify and disclose such Project Background IP by providing to the Department a confidential written summary of the Project Background IP; provided that such confidential written summary shall identify any trade secrets that are Project Background IP through a high-level description of the relevant technical area (without disclosing the substance of any such trade secrets).
3.The Awardee certifies that to the best of the Awardee’s knowledge as of the date of this Agreement, the Awardee has not granted licenses or options for licenses to Background IP or IP that may be developed under this Agreement that may impede Research and Development Activities funded by this Agreement or obligations set forth in this Agreement, including but not limited to the requirements of Attachment 5 (Domestic Control and Production). In the event the Awardee becomes aware of any such impedance to its obligations under this Agreement due to licenses or options for licenses to Background IP or to future IP, the Awardee shall promptly provide notice to the Department and the Parties shall take efforts to identify any necessary mitigations or remedies to resolve the impediment.
4.During the Period of Performance, where feasible, for any additional Background IP that is not Project Background IP being introduced, included, or used during the course of Activities, Research and Development Activities, or other obligations undertaken pursuant to this Agreement, the Awardee may identify and disclose such Background IP by providing to the Department a confidential written summary of the Background IP. The decision to disclose Background IP that is not Project Background IP is at the sole discretion of the Awardee; provided, however, that any election by the Awardee not to disclose Background IP that is not Project Background IP shall not impact the Awardee’s ownership of or rights to, or be deemed to grant to U.S. Government or any departments, agencies, or instrumentalities thereof any rights to, such Background IP.
5.The Department agrees that it shall treat all disclosures of unpublished Background IP hereunder as confidential, shall not disclose such information to persons outside the U.S. Government without permission of the Awardee (unless required by law), and shall use reasonable efforts to protect such information from unauthorized use and disclosure.
Article 2.PATENT RIGHTS
a.Allocation of Principal Rights
1.Except as expressly set forth under this Agreement, the Awardee shall retain the entire right, title, and interest throughout the world to each Subject Invention consistent with the provisions of this Article.
2.With respect to any Subject Invention in which the Awardee retains title, the U.S. Government shall have a perpetual, nonexclusive, non-transferable (except for sublicenses of the Subject
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Invention to departments and agencies of the U.S. Government), irrevocable, royalty-free, fully paid-up, worldwide right and license to practice or have practiced on behalf of the United States the Subject Invention throughout the world for Government Purposes. For avoidance of doubt and except where the Department has exercised its rights under Article 2.g (March-in Rights) of this Attachment 3 (Intellectual Property), the Government will not (i) sell or license a Subject Invention for a commercial purpose to a Competitor of the Awardee or the Awardee’s subsidiaries or affiliates; or (ii) manufacture, produce, or commercialize a Subject Invention in competition with the Awardee or the Awardee’s subsidiaries or affiliates.

b.Invention Disclosure, Election of Title, and Filing of Patent Application.
1.The Awardee shall disclose each Subject Invention to the Department within ninety (90) days after the inventor discloses it in writing to Awardee personnel responsible for patent matters. The disclosure to the Department shall be in the form of a written report and shall identify this Agreement and circumstances under which the Subject Invention was Made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the Invention. The disclosure shall also identify any publication, sale, or public use of the Subject Invention and whether a manuscript describing the Subject Invention has been submitted and/or accepted for publication at the time of disclosure.
2.Where applicable under this Agreement, the Awardee shall elect in writing whether or not to retain title to any such Subject Invention by notifying the Department within two (2) years of disclosure to the Department. If the Awardee elects to retain title, the Awardee may, in its sole discretion, determine whether to protect such Subject Invention through trade secret protection, patent protection, or other available protection. In any case where publication, sale, or public use has initiated the one (1) year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by the Department to a date that is no more than sixty (60) days prior to the end of the statutory period.
3.Where applicable under this Agreement, the Awardee shall file its initial patent application on a Subject Invention to which it elects to retain title within one (1) year after election of title or, if earlier, prior to the end of the statutory period wherein valid patent protection can be obtained in the United States after a publication, or sale, or public use. For more information on the timing of filing the initial patent application, please see 37 C.F.R. § 401.14(c)(3)(ii). The Awardee may elect to file patent applications in additional countries (including the European Patent Office and the Patent Cooperation Treaty) within either ten (10) months of the corresponding initial patent application or six (6) months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications, where such filing has been prohibited by a Secrecy Order.
4.The Awardee shall notify the Department of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in reexamination or opposition proceedings on a patent (including administrative challenges and post-grant proceedings), in any country, not less than sixty (60) days before the expiration of the response period required by the relevant patent office.
5.Requests for extension of the time for disclosure election, and filing under this Article, may be granted at the Department’s discretion after considering the circumstances of the Awardee and the overall effect of the extension.
6.The Awardee shall submit to the Department annual listings of Subject Inventions. Upon the expiration of the Period of Performance or earlier termination of this Agreement, the Awardee
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shall submit a comprehensive listing of all Subject Inventions identified during the course of the Period of Performance and the current status thereof.
c.Conditions When the Government May Obtain Title
Where applicable under this Agreement, upon the Department’s written request, the Awardee shall convey title to any Subject Invention to the Department under any of the following conditions:
1.If the Awardee fails to disclose or elects not to retain title to the Subject Invention within the times specified in Article 2.b of this Attachment 3 (Intellectual Property);
2.For any Subject Invention for which the Awardee has indicated to the Department in writing that it intends to pursue patent protection (rather than trade secret protection or other available protection, in accordance with Article 2.b.2 of this Attachment 3 (Intellectual Property)), in those countries in which the Department specifically requests the filing of a patent application and the Awardee fails to file such patent application on or prior to the date that is one hundred eighty (180) days after receipt of such written request from the Department; or
3.For any Subject Invention for which the Awardee has indicated to the Department in writing that it intends to pursue patent protection (rather than trade secret protection or other available protection, in accordance with Article 2.b.2 of this Attachment 3 (Intellectual Property)), in any country in which the Department has specifically requested the filing of a patent application and the Awardee decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a Subject Invention.

d.Minimum Rights to the Awardee and Protection of the Awardee’s Right to File
1.Where applicable under this Agreement, the Awardee shall retain a nonexclusive, royalty-free license throughout the world in each Subject Invention to which the U.S. Government obtains title; except if the Awardee fails to disclose the Subject Invention within the times specified in Article 2.b of this Attachment 3 (Intellectual Property), and the Department does not grant any extension of time to disclose pursuant to Article 2.b.5 of this Attachment 3 (Intellectual Property), the Department may revoke such license. The Awardee’s license extends to its domestic subsidiaries and affiliates, if any, and includes the right to grant licenses of the same scope to the extent the Awardee was legally obligated to do so on the Award Date. The license is transferable only with the approval of the Department, except when transferred to the successor of that part of the business to which the Subject Invention pertains. The Department approval for license transfer shall not be unreasonably withheld.
2.The Awardee’s domestic license may be revoked or modified by the Department to the extent necessary to achieve expeditious Practical Application of the Subject Invention, but only after the Department complies with the applicable provisions of 37 C.F.R. Part 404. The Awardee’s domestic license shall not be revoked in that field of use (elected by the Awardee and approved by the Department) or the geographical areas (elected by the Awardee and approved by the Department) in which the Awardee has achieved Practical Application and continues to make the benefits of the Subject Invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the Department to the extent the Awardee, its licensees, or the subsidiaries or affiliates have failed to achieve Practical Application in that foreign country.
3.Where applicable under this Agreement, before revocation or amendment of the license, the Department shall furnish the Awardee a written notice of its intention to revoke or modify the license, and the Awardee shall be allowed thirty (30) days (or such other time as may be
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authorized for good cause shown) after the notice to show cause why the license should not be revoked or modified.
e.Action to Protect the Government’s Interest
1.The Awardee agrees to execute or to have executed and promptly deliver to the Department all instruments necessary to (i) establish or confirm the rights the U.S. Government has throughout the world in those Subject Inventions to which the Awardee elects to retain title, and (ii) convey title to the Department when requested under Article 2.c of this Attachment 3 (Intellectual Property) and to assist the U.S. Government to obtain patent protection throughout the world in that Subject Invention.
2.The Awardee agrees to require by written agreement with its employees (other than clerical and non-technical employees) that such employees disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Awardee each Subject Invention Made under this Agreement in order that the Awardee can comply with the disclosure provisions of Article 2.b of this Attachment 3 (Intellectual Property), to (where required hereunder) assign to the Awardee the entire right, title, and interest in and to each Subject Invention Made under this Agreement, and to execute all papers necessary to file patent applications on Subject Inventions and to assist the U.S. Government in establishing its rights in the Subject Inventions hereunder. The Awardee shall instruct employees, through employee agreements or other suitable educational programs, on the importance of reporting Inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.
3.The Awardee shall include, within the specification of any United States patent application and any patent issuing thereon covering a Subject Invention, the following statement:
“This Invention was Made with U.S. Government support under Agreement No. 80NANB26T204, awarded by the Department of Commerce. The U.S. Government has certain rights in the Invention.”
f.Reporting on Utilization of Subject Inventions
1.The Awardee agrees to submit an annual report on the utilization of a Subject Invention or on efforts at obtaining such utilization that are being made by the Awardee or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Awardee, and such other Data and information as the agency may reasonably specify. The Awardee also agrees to provide additional reports as may be reasonably requested by the Department in connection with any march-in proceedings undertaken by the Department in accordance with Article 2.g of this Attachment 3 (Intellectual Property). The Department agrees it shall not disclose such information to persons outside the U.S. Government without prior written permission of the Awardee, unless required by law.
2.All required reporting shall be accomplished, to the extent possible, using the iEdison reporting website: https://www.nist.gov/iedison. To the extent any such reporting cannot be carried out by use of iEdison, reports and communications shall be submitted to the Department, consistent with the requirements of Attachment 7 (Project Plans; Reporting Requirements).

g.March-in Rights
The Awardee agrees that, with respect to any Subject Invention in which the Awardee has retained title, the Department has the right to require the Awardee, an assignee, or exclusive licensee of a Subject Invention to promptly grant a perpetual, nonexclusive, irrevocable, royalty-free, transferrable (with rights
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to assign and sublicense same), fully paid-up, worldwide right and license to use, perform, execute, reproduce, make, have made, sell, offer to sell, and otherwise exploit any patented or patentable IP included in the Subject Invention and if the Awardee, assignee, or exclusive licensee refuses such a request or does not grant such license within fifteen (15) days from receipt of such request, the Department has the right to grant such a license itself if the Department determines that:
1.Such action is necessary because the Awardee or assignee has not taken, or is not using good faith efforts to take, effective steps, consistent with the intent of this Agreement, to achieve Practical Application of the Subject Invention in those countries in which the Awardee was not restricted from commercializing a Subject Invention pursuant to the terms of this Agreement or U.S. Government controls on the Subject Invention;
2.Such action is necessary to alleviate U.S. public health or national security needs which are not reasonably satisfied by the Awardee, assignee, or their licensees; or
3.Such action is necessary because the Awardee has violated the requirements of Attachment 5 (Domestic Control and Production).
Prior to the exercise of these rights, the Department shall: (i) provide the Awardee with a written notice of such determination; and (ii) permit the Awardee a period of at least thirty (30) days to cure the identified deficiency. The determination to exercise march-in rights shall be made by the Secretary of Commerce or the Secretary’s designee.

h.Government Rights to Background IP
To the extent any Project Background IP is embedded in Subject Inventions or is otherwise necessary for the U.S. Government’s exercise of the rights in and to Subject Inventions granted it under Article 2.g of this Attachment 3 (Intellectual Property), the Awardee hereby grants to the U.S. Government a perpetual, nonexclusive, irrevocable, royalty-free, sublicensable (in connection with a sublicense of the Subject Inventions only), fully paid-up, worldwide right and license to use, perform, execute, reproduce, make, have made, sell, offer to sell, and otherwise exploit any patented or patentable IP included in such Project Background IP, solely in connection with the Subject Inventions and solely to the extent needed to permit the U.S. Government to exercise its rights in the same pursuant to Article 2.g of this Attachment 3 (Intellectual Property).
i.Residual Intellectual Property Rights
The Awardee shall retain the entire right, title, and interest throughout the world to any Intellectual Property, Intellectual Property rights, and other proprietary rights, and any inventions, discoveries, ideas, concepts, works of authorship, software, algorithms, databases, documentation, designs, specifications, Know-How, trade secrets, trademarks, service marks, logos, domain names, trade names, and other creative, technical, or proprietary materials or subject matter, in any form or medium, generated under or pursuant to this Agreement and that does not qualify as a Subject Invention or Data hereunder.
Article 3.DATA RIGHTS
a.Allocation of Principal Rights
1.The Parties agree that in consideration for U.S. Government funding, the Awardee intends to reduce to Practical Application items, components, and processes associated with the Developed Technology under this Agreement.
2.With respect to Data generated under this Agreement, the U.S. Government shall have Government Data Rights. The Awardee retains its ownership interest in the Data generated under this Agreement.
3.With respect to Data delivered pursuant to Attachment 1 (Statement of Work), the Department shall receive rights as delineated in Article 3.a.2 of this Attachment 3 (Intellectual Property).
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Notwithstanding the provision in Article 3.a.4 of this Attachment 3 (Intellectual Property), the Awardee agrees, with respect to Data generated or developed under this Agreement that is reasonably necessary to achieve Practical Application of any subject Invention, the Department may require delivery of such Data and receive rights as delineated in Article 3.a.2 of this Attachment 3 (Intellectual Property) for ten (10) years after completion or termination of this Agreement.
4.In the event the U.S. Government chooses to exercise its March-in Rights pursuant to Article 2.g of this Attachment 3 (Intellectual Property), the Awardee agrees, upon written request from the U.S. Government, to deliver at no additional cost to the U.S. Government all Data in the Awardee’s possession or control reasonably necessary to achieve Practical Application within thirty (30) days from the date of the written request, provided that such time period shall be tolled during the pendency of any cure period pursuant to Article 2.g of this Attachment 3 (Intellectual Property). The U.S. Government shall retain rights as delineated in Article 3.a.2 of this Attachment 3 (Intellectual Property) to this delivered Data.
5.To the extent that any Data delivered pursuant to Article 3.a.4 of this Attachment 3 (Intellectual Property) is a Trade Secret, the Department will impose appropriate confidentiality measures to preserve such Trade Secret.
6.To facilitate any potential deliveries, the Awardee shall retain and maintain in good condition until ten (10) years after completion or termination of this Agreement all Data in the Awardee’s possession or control reasonably necessary to achieve Practical Application of any Subject Invention.

b.Marking of Data
Any Data delivered under this Agreement shall be marked with any of the following legends, which shall all have the same effect:
Use, duplication, or disclosure is subject to the restrictions stated in Agreement 80NANB26T204 between the U.S. Department of Commerce and Quantinuum LLC.
Quantinuum LLC Business Confidential. Use, duplication, or disclosure is subject to the restrictions stated in Agreement 80NANB26T204 between the U.S. Department of Commerce and Awardee.
Quantinuum LLC Business Confidential Limited Access / Quantinuum LLC.
Quantinuum LLC Business Confidential & Proprietary - Use, duplication, or disclosure is subject to the restrictions stated in Agreement 80NANB26T204 between the U.S. Department of Commerce and Quantinuum LLC.
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FAIN: 80NANB26T204

ATTACHMENT 4. SECURITY
Article 1.Definitions
“Cybersecurity Incident” means: an occurrence that actually or imminently jeopardizes the confidentiality, integrity, or availability of nonpublic Federally-Funded IP or an information system used in the performance of the Award or that constitutes a violation or imminent threat of violation of the law, or Awardee’s security policies, security procedures, or acceptable use policies.
“Identified Key Actor” means:
(A)personnel such as primary officers, board members, board observers, and senior technical personnel that have access to proprietary or otherwise commercially or technically sensitive information related to the Project; and
(B)other Covered Individuals.
“Current and Pending Support” means:
(A)all resources made available, or expected to be made available, to an individual in support of the individual’s research and development efforts, regardless of:
(i)whether the source of the resource is foreign or domestic;
(ii)whether the resource is made available through the entity applying for a R&D Award or directly to the individual; or
(iii)whether the resource has monetary value; and
(B)in-kind contributions requiring a commitment of time and directly supporting the individual’s research and development efforts, such as the provision of office or laboratory space, equipment, supplies, employees, or students.
“Malign Foreign Talent Recruitment Program” means: consistent with 42 U.S.C. § 19237(4),
(A)any program, position, or activity that includes compensation in the form of cash, in-kind compensation, including research funding, promised future compensation, complimentary foreign travel, things of non de minimis value, honorific titles, career advancement opportunities, or other types of remuneration or consideration directly provided by a foreign country at any level (national, provincial, or local) or their designee, or an entity based in, funded by, or affiliated with a foreign country, whether or not directly sponsored by the foreign country, to the targeted individual, whether directly or indirectly stated in the arrangement, contract, or other documentation at issue, in exchange for the individual:
(i)engaging in the unauthorized transfer of IP, materials, data products, or other nonpublic information owned by a U.S. entity or developed with a R&D Award to the government of a foreign country or an entity based in, funded by, or affiliated with a foreign country regardless of whether that government or entity provided support for the development of the IP, materials, or data products;
(ii)being required to recruit trainees or researchers to enroll in such program, position, or activity;
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(iii)establishing a laboratory or company, accepting a faculty position, or undertaking any other employment or appointment in a foreign country or with an entity based in, funded by, or affiliated with a foreign country if such activities are in violation of the standard terms and conditions of a R&D Award;
(iv)being unable to terminate the foreign talent recruitment program contract or agreement except in extraordinary circumstances;
(v)through funding or effort related to the foreign talent recruitment program, being limited in the capacity to carry out a research and development award or required to engage in work that would result in substantial overlap or duplication with a R&D Award;
(vi)being required to apply for and successfully receive funding from the sponsoring foreign government’s funding agencies with the sponsoring foreign organization as the recipient;
(vii)being required to omit acknowledgment of the recipient institution with which the individual is affiliated, or the Federal Research Agency sponsoring the R&D Award, contrary to the institutional policies or standard terms and conditions of the R&D Award;
(viii)being required to not disclose to the Federal Research Agency or employing institution the participation of such individual in such program, position, or activity; or
(ix)having a conflict of interest or conflict of commitment contrary to the standard terms and conditions of the R&D Award; and
(B)a program that is sponsored by:
(i)a Foreign Country of Concern or an entity based in a Foreign Country of Concern, whether or not directly sponsored by the Foreign Country of Concern;
(ii)an academic institution on the list developed under section 1286(c)(8) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (10 U.S.C. 4001 note; Public Law 115-232); or a foreign talent recruitment program on the list developed under section 1286(c)(9) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (10 U.S.C. 4001 note; Public Law 115-232).
“R&D Award” means: consistent with 42 U.S.C. § 6605(d)(5), support provided to an individual or entity by a Federal Research Agency to carry out research development activities, which may include support in the form of a grant, contract, cooperative agreement, or other such transaction. The term does not include a grant, contract, agreement or other transaction for the procurement of goods or services to meet the administrative needs of a Federal Research Agency.
“Security-Related Adverse Event” means: a security incident related to research, investment, or other Activities being conducted pursuant to the Award that has resulted in or reasonably could be expected to materially jeopardize the objectives of the Award, including:
1.A Covered Individual or Identified Key Actor having affiliations that could subject the Covered Individual or Identified Key Actor to undue foreign influence or interference by a Foreign Country of Concern;
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2.A breach or compromise of nonpublic Data related to the Award;
3.Physical or logical loss of Intellectual Property related to the Award;
4.The Awardee, subrecipient, Covered Individual or Identified Key Actor becoming a Foreign Entity of Concern;
5.The Awardee being in actual or alleged material non-compliance with any Sanctions, Export Control Laws, anti-money laundering laws, or anti-corruption laws;
6.The Awardee failing to make a mandatory Committee on Foreign Investment in the United States (CFIUS) filing;
7.The Awardee receiving written notice from CFIUS that there are unresolved national security concerns after the completion of any review or investigation under section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA);
8.The Awardee receiving an inquiry from CFIUS regarding a non-notified transaction; or
9.The Awardee becoming aware that Developed Technology is being used for military applications.

“Substantial Noncompliance” means: the failure by the Awardee to adhere to the requirements of the Research Security Plan in a manner that the Department determines is significant or recurrent.
Article 2.Security Requirements
a.General Security
The Awardee shall manage a comprehensive security program for the facilities and systems used to support any Project that covers the following security functional areas: cybersecurity, physical security, information security, personnel security, insider threat, and supply chain risk management.
b.Foreign Research and Development Activities
The Awardee will ensure that no Research and Development Activities under this Agreement are conducted outside the United States, unless approved by the Department in writing.
c.Telecommunications Equipment
In the performance of this Agreement, the Awardee will not use telecommunications or video surveillance equipment or services produced or provided by Huawei Technologies Company or ZTE Corporation, Hangzhou Hikvision Digital Technology Company, Dahua Technology Company, or any subsidiary or affiliate of such entities as a substantial or essential component of any system, or as critical technology as part of any system developed using Federal funds under this Agreement.
d.Software Application TikTok
The Awardee shall ensure that the software application TikTok, or any successor application or service of TikTok developed or provided by ByteDance Limited or an entity owned by ByteDance Limited, (A) is not installed on the devices the Awardee is using to perform the obligations under this Agreement; or (B) if installed, such software application has no ability to access information related to this Agreement or the Awardee’s performance of its obligations under this Agreement.
e.Kaspersky Laboratories
The Awardee may not use funds provided pursuant to this Agreement to purchase any hardware, software, or service that is developed or provided by Kaspersky Laboratory, a Kaspersky Laboratory
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successor entity, or any entity that controls, is controlled by, or is under common control with Kaspersky Laboratory.
f.Information Security Management
1. If any Activities under this Agreement result in the generation of, or require access to or storage of, controlled unclassified information (“CUI”) as that term is defined by applicable federal law and regulation, such CUI will be processed, stored, and handled consistent with the requirements of NIST SP 800-171 (as amended, or any successor thereto). The Awardee may meet these requirements by using a SaaS solution at the FIPS 199 moderate or high impact level, as appropriate and authorized by FedRAMP. As of the Award Date, the Department does not consider the scope of research under this Agreement to include the receipt, development, collection, transmission, use, or storage of CUI. The Awardee will notify the Department if the scope of research under this Agreement changes such that the Awardee will be required to receive, develop, collect, transmit, use, or store CUI.
2. The Awardee shall implement (including through the provision of adequate resources and staffing) and be in compliance in all material respects with its cybersecurity plans, policies and procedures for the Project, which shall include, at a minimum, the following elements: (a) controls to identify information and technology assets, threats, and risks; (b) controls to protect data, information technology and operational technology systems consistent with prudent industry practice; (c) controls to detect, investigate, respond to, recover from, report, and mitigate security incidents; and (d) plans and controls that involve an annual third-party assessment (“Annual Third-Party IT Security Assessment”) to ensure the security posture of systems are maintained and do not degrade. The Awardee shall provide a summary of the Annual Third-Party IT Security Assessment report and status of remediation of any findings, if any, in the Awardee’s annual review of its Research Security Plan. To the extent practicable, the Awardee shall remediate any risks or findings identified in the Annual Third-Party IT Security Assessment, during continuous monitoring, or by the Department and brought to the Awardee’s attention.
3. The Awardee shall provide the Department with notice of any Cybersecurity Incident or a Security-Related Adverse Event, in accordance with the following timelines: (a) forty-eight (48) hours after identification of a suspected or confirmed Cybersecurity Incident involving the compromise of Federally-Funded IP or Project-related personally identifiable information; and (b) three (3) Business Days after identification of a suspected or confirmed Cybersecurity Incident or Security-Related Adverse Event that does not involve the compromise of Federally-Funded IP or Project-related personally identifiable information.
Article 3.Research Security Plan
a.Research Security Plan
1.Prior to engaging in any Research and Development Activities under this Agreement, the Awardee must provide, and the Department must approve, a Research Security Plan that addresses:
a.Actions the Awardee is taking to protect research results against undue foreign influence and interference, including actions related to:
i.Cybersecurity;
ii.Foreign travel;
iii.Malign Foreign Talent Recruitment Programs;
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iv.Conflicts of commitment and conflicts of interest;
v.Research security training; and
vi.Export control.
b.Actions to ensure that Foreign Adversaries are not unfunded collaborators in the Project.
c.Actions to ensure that foreign entities do not participate in the Project, unless approved by the Department pursuant to a foreign partner justification form.
d.How the Awardee will implement any mitigations identified by the Department in the application review process.
e.Actions to ensure the security of Federally-Funded IP and information related to the Project that is provided to potential or current investors.
f.How the Awardee is identifying and managing Identified Key Actors, including any obligations the Awardee has with respect to Identified Key Actors under this Award.
g.How the Awardee will ensure that Subawardees, contractors, and subcontractors will comply with the Research Security Plan.
h.If applicable, the parameters of a Research Security Program that:
i.Addresses cybersecurity, Malign Foreign Talent Recruitment Programs, conflicts of commitment, conflicts of interest, research integrity, and training related to foreign travel, research security, and export control.
ii.Addresses all aspects of the Awardee’s research operations, including subawards.
iii.Addresses, where relevant, how the Awardee is ensuring the security of Federally-Funded IP and information related to the Project that is provided to potential or current investors.
2.The Research Security Plan shall address how the Awardee will require research security training and ensure that conflict of interest and conflict of commitment reviews are conducted for all individuals included on the Covered Individual List, including Covered Individuals employed by contractors, subcontractors, and other partners participating in the performance of the Award.
3.The Awardee shall promptly notify the Department of any proposed material update to the Research Security Plan; provided that such update will not be effective without the written approval of the Department, which shall not be unreasonably withheld.
4.The Awardee shall certify in writing to the Department that the Awardee is in compliance with the Research Security Plan annually and in connection with each Tranche being made available to the Awardee.
5.The Department may review the Research Security Plan and require modifications or suspend its approval of the Research Security Plan at any time. The Awardee may not engage in Research and Development Activities without an approved Research Security Plan.
b.Contractors and Subcontractors
The Awardee shall ensure that all contractors, subcontractors, and other partners participating in the performance of the Award comply with the requirements of the Research Security Plan.
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c.Security Support
The Department may advise the Awardee on its activities under the Research Security Plan. This includes the NIST Research Security Office providing the Awardee with relevant research and investment security-related information and advising on the process for conducting research security reviews.
Article 4.Covered Individuals
1.The Awardee may not engage in Research and Development Activities funded under this Award until the Department has approved the Covered Individual List. This list will be incorporated into the Research Security Plan.
2.If the Awardee wants to add individuals to the Covered Individual List, it will promptly notify the Department. The Awardee shall complete and submit to the Department a Current and Pending (Other) Support Common Form for each proposed Covered Individual for the Department to conduct a research security review. In addition, the Awardee shall cause each proposed Covered Individual to disclose the amount, type, and source of all current and pending research support, which includes both monetary and non-monetary support, received by, or expected to be received by, the individual; and certify that the disclosure is current, accurate, and complete at the time of submission.
3.The Awardee shall cause all Covered Individuals to report to the Department any material changes to the information included in these disclosures within five (5) days of the Covered Individual becoming aware of any changes to the disclosures.
4.The Awardee shall cause each Covered Individual to certify that each such individual is not a party to a Malign Foreign Talent Recruitment Program prior to such individual engaging in any Research and Development Activities. For the duration of the Period of Performance, each Covered Individual shall recertify annually that they are not a party to a Malign Foreign Talent Recruitment Program.
5.The Awardee shall certify that each Covered Individual has been made aware of and has complied with the requirements of this Article.

Article 5.Research Partnerships and Technology Transfer
1.The Awardee may not engage in research partnerships or technology transfers of Developed Technologies with Foreign Countries of Concern or Foreign Entities of Concern, unless the Department provides written approval.
2.The Awardee must promptly provide written updates to the Department of any proposed research partnerships or technology transfers of Developed Technologies between the Awardee and (a) any entities located in a Foreign Country of Concern or (b) any entities that are Foreign Entities of Concern. Each Foreign Entity should be identified.

Article 6.Notice and Non-Compliance
Within five (5) days of becoming aware of substantial non-compliance with the approved Research Security Plan, the Awardee must notify the Department. In the event that the Department determines that there has been non-compliance with the requirements of the terms of this Attachment 4 (Security), or substantial non-compliance with the Research Security Plan, the Department may take any action available to the Department under Article X (Non-Compliance with Agreement), including modifying the Award to impose mitigation measures deemed appropriate by the Department.
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FAIN: 80NANB26T204

ATTACHMENT 5. DOMESTIC CONTROL AND PRODUCTION
Article 1.Domestic Control
Consistent with the requirements of 15 U.S.C. § 4656(g), the Awardee shall ensure that:
1.For the Period of Performance and for at least ten (10) years after the Period of Performance, the Awardee or one of its controlled affiliates that is a Domestic Entity maintains ownership of Federally-Funded IP, including the ability to fully enforce (subject to any licenses not otherwise prohibited under this Agreement) any applicable IP rights.
2.For the Period of Performance and for at least ten (10) years after the Period of Performance, the Awardee or one of its controlled affiliates that is a Domestic Entity shall maintain its rights to Project Background IP owned or licensed by it for so long as it is necessary for the execution of the Project.
3.For the Period of Performance and for at least ten (10) years after the Period of Performance, ownership of Federally-Funded IP is not sold, transferred, licensed, or assigned to a Foreign Adversary; provided, however, that so long as the Awardee has complied with Article 3 below, the foregoing restrictions shall not apply to (a) any patent(s) or published patent application(s) (i) declared and/or determined to be essential to a technical standard and (ii) under an obligation that the owner of the patent or published patent application license such rights pursuant to the terms of a standards development organization’s IP rights policy; or (b) any license(s) of patent(s) or published patent applications(s), including cross-licenses, resulting from settling an actual case or controversy, including patent infringement or validity disputes, whether part of a formal proceeding or not.
4.For the Period of Performance and for at least ten (10) years after the Period of Performance, the Awardee shall notify the Department of any intent to sell, transfer, license, or assign ownership of Federally-Funded IP at least sixty (60) days prior to such proposed transaction or transactions; provided, however, this provision does not apply to licenses granted or implied in connection with the sale of products or services utilizing Federally-Funded IP not otherwise prohibited under this Agreement in the ordinary course of its business, consistent with past practice.

Article 2.Domestic Production
Consistent with the requirements of 15 U.S.C. § 4656(g), the Awardee shall ensure that:
1.For the Period of Performance and for ten (10) years following the Period of Performance, any Subject Inventions must be predominantly produced or licensed for production in the United States; provided, that in individual cases, the foregoing requirements may be waived by the Department for any Subject Invention upon a showing by the Awardee that reasonable but unsuccessful efforts have been made to predominantly produce or license for the production in the United States or that, under the circumstances, domestic manufacture of such Subject Invention is not commercially feasible.

Article 3.Foreign Adversary Protections
For the Period of Performance and for five (5) years following the Period of Performance:
1.The Awardee may not materially expand business operations or establish new business operations in a Foreign Country of Concern, unless approved by the Department in writing.
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2.The Awardee may not knowingly acquire, in whole or in part, take any ownership interest in, invest in or engage in equity joint ventures or substantially similar arrangements, whether in corporate, partnership or other legal form with, a Foreign Entity of Concern, unless approved by the Department in writing.
3.The Awardee and the Issuer must take reasonable steps to not knowingly solicit or receive, directly or indirectly, any investment from any Foreign Entity of Concern, including in connection with debt and equity financing activities, such as by requiring (a) underwriters and placement agents to discuss potential investor allocations with the Awardee and the Issuer, as applicable, and (b) in a transaction not involving an underwriter, placement agent or other capital markets intermediary, to require investors to represent and warrant that such investors are not a Foreign Entity of Concern and that in connection with the applicable investment transaction, no Foreign Entity of Concern will obtain any of the following with respect to the Awardee and the Issuer: (i) access to any “material nonpublic technical information” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)) of the Awardee or Issuer; (ii) Awardee or Issuer board membership, board observer rights, or similar governance rights; (iii) any involvement, other than through such investor’s voting of shares (if any), in the substantive decision making of the Awardee regarding (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Awardee, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Awardee or Issuer (as defined in the DPA). For the avoidance of doubt, purchases of debt or equity securities by a Foreign Entity of Concern on secondary markets without the knowledge or need for approval of the Awardee or the Issuer do not constitute an investment for the purposes of this Article 3.3. In the event that the Awardee or the Issuer becomes aware that a Foreign Entity of Concern has directly or indirectly acquired an investment in the Awardee or the Issuer, the Awardee shall notify the Department within ten (10) days and upon the Department’s request, cooperate in good faith with the Department to develop and implement reasonable mitigation measures (it being understood that reasonable mitigation measures will not include any action that would impair the DTC eligibility of the Issuer’s securities).
4.The Awardee may not: (a) engage in any new research partnership or technology transfers with any Foreign Entity of Concern, or (b) in any material respect expand any existing research partnerships or technology transfers with any Foreign Entity of Concern, unless, in each case, approved by the Department in writing.
5.The Awardee may not provide, or enter into any commercial agreements to provide, any services or products to a Foreign Entity of Concern, unless approved by the Department in writing.
6.Within ten (10) days of becoming aware that Foreign Entities of Concern have or will obtain “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than ten percent (10%) of the outstanding voting interests of the Awardee or the Issuer in the aggregate or otherwise directly or indirectly Control the Awardee or the Issuer, the Awardee or the Issuer must notify the Department in writing and upon the Department’s request cooperate in good faith with the Department to develop and implement reasonable mitigation measures (it being understood that reasonable mitigation measures will not include any actions that would impair the DTC eligibility of the Issuer’s securities).
7.The Awardee shall not knowingly use any FEOC Equipment in any of the Research and Development Activities undertaken under this Award; it being understood that the Department may waive the foregoing restrictions for specified equipment or categories of specified equipment, subject to imposing security mitigation measures where appropriate, when (a) such FEOC Equipment is not produced by an entity other than a Foreign Entity of Concern in
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sufficient and reasonably available quantities or of a satisfactory quality or technical capability to adequately support the Research and Development Activities undertaken under this Award, or (b) the use of such FEOC Equipment complies with the requirements set forth in the EAR, and the Department determines the waiver is in the economic and national security interest of the United States.

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FAIN: 80NANB26T204

ATTACHMENT 6. DAVIS-BACON ACT REQUIREMENTS
Article 1.     DEFINITIONS
“Davis-Bacon Act” means: Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of Title 29 of the Code of Federal Regulations.
“Davis-Bacon Act Covered Contract” means: any contract, agreement or other arrangement to which the Awardee (for the avoidance of doubt, including any subcontracting arrangements that the Awardee is not directly a party to) is party that is subject to Davis-Bacon Act Requirements.
“Davis-Bacon Act Requirements” means: the requirement that all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by the Award will be paid wages at rates not less than those prevailing on projects of a character similar in the relevant locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act, and all regulations related thereto, including those set forth in 29 C.F.R. § 5.5(a) (1) to (10), and all notice, reporting and other obligations related thereto as required by the Department, including the appropriate wage determination(s) of the Secretary of Labor in each Davis-Bacon Act Covered Contract, in each case, including any retroactive compliance required under the Davis-Bacon Act unless such retroactivity is waived or otherwise modified by the Secretary of Labor in accordance with the Davis-Bacon Act.
“DBA Compliance Matter” means: any deviation from compliance with the applicable Davis-Bacon Act Requirements.
“DBA Compliance Matter Contractor” means: with respect to any DBA Compliance Matter, the DBA Contract Party that is party to the Davis-Bacon Act Covered Contract giving rise to such DBA Compliance Matter.
“DBA Contract Party” means: any contractor, subcontractor (including any lower tier subcontractor) or other entity (other than the Awardee but including, if applicable, any affiliate) that is party to a Davis-Bacon Act Covered Contract.
“DOL” means: the United States Department of Labor, an agency of the United States of America.
Article 2.     REPRESENTATIONS AND WARRANTIES
1.The Awardee and, to the Awardee’s knowledge, all DBA Contract Parties are in compliance with all Davis-Bacon Act Requirements, except for any non-compliance in connection with any DBA Compliance Matter, in respect of which the Awardee and all relevant DBA Contract Parties have taken all necessary steps to comply with and are in compliance with Article 3 of this Attachment 6 (Davis-Bacon Act Requirements).
2.If, and to the extent, construction, alteration or repair (within the meaning of 29 C.F.R. § 5.5(a)) began prior to the Award Date, the Awardee has, as of the Award Date, retroactively adjusted, and caused each DBA Contract Party to retroactively adjust, the wages of each affected laborer and mechanic employed in the construction, alteration or repair of the Project prior to the date hereof, and paid or caused to be paid to each such laborer or mechanic such additional wages, if any, as were necessary for such laborers and mechanics to have been paid at rates not less than those prevailing on similar work in the relevant locality during the period such work was
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performed, as determined by the Secretary of Labor in accordance with the relevant Davis-Bacon Act wage determinations.

Article 3.     COMPLIANCE REQUIREMENTS
1.The Awardee shall comply (and shall ensure that each DBA Contract Party complies) with the Davis-Bacon Act Requirements.
2.The Awardee shall use commercially reasonable efforts to cause any DBA Compliance Matter Contractor to resolve any DBA Compliance Matter, unless such DBA Compliance Matter Contractor has appealed, and is diligently prosecuting such appeal in good faith, DOL’s determination that the applicable DBA Compliance Matter has occurred.
3.Within fifteen (15) Business Days after the end of each month prior to the resolution of any DBA Compliance Matter, the Awardee shall either: (A) notify the Department of the specific issues of any DBA Compliance Matter that has not been resolved to the satisfaction of DOL and describe the commercially reasonable efforts that it has taken to cause the DBA Compliance Matter Contractor to comply with the Davis-Bacon Act Requirements that are the subject of such dispute; or (B) notify the Department that the DBA Compliance Matter Contractor has appealed, and is diligently prosecuting such appeal in good faith, DOL’s determination that the applicable DBA Compliance Matter has occurred.
4.The Awardee shall promptly notify the Department in writing when it receives any complaint related to non-compliance with the Davis-Bacon Act and which the Awardee cannot resolve on its own, and will forward to the Department: (A) the complaint or a written summary of the non-compliant incident; (B) a summary of the Awardee’s investigation into such complaint or such incident; and (C) the relevant certified payroll records.
5.Certified payroll records maintained by the Awardee shall be preserved for three (3) years after completion of work.  The Awardee shall maintain such certified payroll records at a site designated by the Awardee and shall make such records available to the Department and DOL when necessary, and upon request, for purposes of an investigation or audit of compliance with prevailing wage requirements.  Certified payroll records maintained by the Awardee shall be considered Federal government records for the purposes of the Freedom of Information Act, 5 U.S.C. § 552. The Awardee shall provide such records to the Department within five (5) days of receipt of any request for such records from the Department.
6.The Awardee shall cause DBA Contract Parties to maintain and submit certified payroll records in the form and manner as specified by the Department, which may be updated from time to time.  The Department may allow a reasonable amount of time to transition to the manner specified or otherwise integrate the DBA Contract Parties’ existing systems and/or processes to the Department’s approved procedures and/or systems.

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FAIN: 80NANB26T204

ATTACHMENT 7. PROJECT PLANS; REPORTING REQUIREMENTS
A. Submission Requirements
The Awardee shall submit or provide all submissions required pursuant to this Attachment 7 (Project Plans; Reporting Requirements) via a secure collaboration platform authorized by the Department or hosted by the Awardee with approval from the Department. A link to the information uploaded in the collaboration platform shall be emailed to the Department contact identified in the Other Transaction Agreement Action Sheet. All other information shall be emailed directly to the Department contact identified in the Other Transaction Agreement Action Sheet and shall contain the following information in the email subject line: (1) Awardee Name; (2) FAIN; and (3) Action being requested or topic. Non-public information provided by the Awardee shall be clearly marked as Awardee Proprietary or Business Sensitive Information or may include other similar markings designating the proprietary, confidential, or sensitive nature of the information. With respect to any information so marked, the Department shall treat the same as confidential, shall not disclose such information to persons outside the U.S. Government without permission of the Awardee (unless required by law), and shall use reasonable efforts to protect such information from unauthorized use and disclosure.
B.Review and Acceptance of Submissions
The Department retains sole discretion to accept or reject any submission required pursuant to this Attachment 7 (Project Plans; Reporting Requirements). If a submission is rejected, the Department will inform the Awardee of the rejection, the reasons for the rejection, the timeline for resubmittal, which shall be a minimum of thirty (30) days, and proposed corrective actions.
C.Project Plan Requirements
The Awardee shall submit each Project Plan specified in the table below, in form and substance satisfactory to the Department, by the relevant Required Submission Date.

Project Plans	Required Submission Date
Approved Budget Plan	Prior to Award Date
CVDP Plan	Prior to Award Date
Data Management Plan	Prior to Award Date
IP Management Plan	Prior to Award Date
Research Security Plan	Prior to Award Date
Technical Plan	Prior to Award Date
Technology Control Plan	Prior to Award Date

D.Project Plan Descriptions
1.Approved Budget Plan
The Approved Budget Plan shall reflect the total budgeted project costs for the Project, broken down between Federal funds and the co-investment or matching funds. The Approved Budget Plan shall be broken down by cost category (e.g., salaries, supplies, equipment, travel, etc.) and summarized by performance year(s).
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2.CVDP Plan
At a minimum, the CVDP Plan shall include measurable CVDP targets that demonstrate the viability of the Awardee’s business model and of the domestic production requirement under Article 2 of Attachment 5 (Domestic Control and Production). When relevant, the CVDP milestones should complement technical milestones in the Technical Plan. For each Milestone, the CVDP Plan shall describe in a tabular and chronological format: (a) a milestone identification number (e.g., C1, C2, etc.); (b) the dependent organization(s) or individual(s); (c) the month and year work is anticipated to start and end; (d) a description of the specific task/accomplishment (e.g., education and workforce needs assessment, training, course, partnership formed, worker recruitment and retention information, etc.); and (e) quantifiable success metrics.
3.Data Management Plan
At a minimum, the Data Management Plan shall include a summary of Activities that are expected to generate Data, the types of Data expected to be generated, a plan for storage and maintenance of the Data, and a plan for whether and how Data generated under this Agreement will be reviewed and made available to the public.
4.IP Management Plan
At a minimum, the IP Management Plan shall detail the practice and protocols to be used under this Agreement to ensure domestic control of IP funded by the Department while achieving program controls. The IP Management Plan shall discuss the intended management and ownership of IP, including identification of IP that may be developed under the Agreement, how it will support the CVDP Plan, existing or planned protocols to ensure domestic control of IP funded under this Agreement, and any additional licensing provisions to protect IP rights.
5.Research Security Plan
At a minimum, the Research Security Plan shall detail the requirements described in Article 3 of Attachment 4 (Security).
6.Technical Plan
The Technical Plan shall detail all phases of work for the Project. At a minimum, the Technical Plan shall describe SMART milestones suitable for validation by the Awardee, Department staff, independent expert technology evaluators, or a combination of these entities, as appropriate. For each Milestone, the Technical Plan shall describe in a tabular and chronological format: (a) a milestone identification number (e.g., E1, E2, etc.); (b) the responsible organization(s) or individual(s); (c) the month and year work is anticipated to start and end; (d) a description of the specific task/accomplishment; and (e) quantifiable success metrics.
7.Technology Control Plan
At a minimum, the Technology Control Plan shall detail the practice and protocols to be used under this Agreement to safeguard Technology from unauthorized export, transfer or disclosure.
E.Updates to Project Plans
The Awardee shall promptly notify the Department of any material update to any Project Plan (including any event that may have a significant impact upon the Project such as a delay or other adverse condition that may materially affect the ability of the Awardee to achieve a milestone by the relevant Milestone Date relating thereto).
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F.Reporting and Certification Requirements

Reports and Certifications	Required Submission Date
Semiannual Business Financial Reports	Every second quarter, beginning at the conclusion of Q4 2026
Annual Technical Milestone Status Reports	Annually, beginning 1 year after Award Date
Patent Reports and Subject Invention Listings	In accordance with Article 2 of Attachment 3 (Intellectual Property)
Security Updates	In accordance with Attachment 4 (Security), with annual recertification
Research Security Plan Certifications	Annually, beginning 1 year after Award Date
Annual Third-Party IT Security Assessment	In accordance with Article 2 of Attachment 4 (Security), with annual research security plan certification
Final Report	120 days from the end of the Period of Performance
* After the first anniversary of the Award Date, any report or update marked above with a “*” may be deferred at the discretion of the Department and instead required on an annual basis. The due date for any such report shall be the date that is 30 days following the completion of the Awardee’s internal accounting team’s review of the applicable quarter’s unaudited financials (in the case of quarterly reports) or audit of the applicable annual period’s financials (in the case of annual reports); provided, upon the Department’s reasonable request, with respect to an applicable quarter’s unaudited financials, the Awardee shall have its independent auditor “review” such unaudited financials. Such reports shall be consistent with the quarterly reports provided by the Awardee to the Department in the data room prior to the Award Date, with the exception of additional reporting requirements specific to the Award.
G.Reporting and Certification Descriptions
1.Semiannual Business Financial Report
The Semiannual Business Financial Report shall include (i) the financial statements included in the Issuer’s Form 10-Q for the applicable fiscal quarter filed with the Securities Exchange Commission and (ii) shall note cumulative rebudgeting for the year and attach a revised Approved Budget Plan (if applicable). Audited financial statements shall be provided not less than annually, and be in the form included in the Issuer’s Form 10-K for the applicable fiscal year filed with the Securities Exchange Commission. The Awardee shall notify the CRDO of any material corporate transactions disclosed to investors that could reasonably affect the Project in any material respect.
2.Annual Technical Milestone Reports
At a minimum, the Annual Technical Milestone Status Report shall include applicable technical presentation materials, detailed schedule updates and progress made toward technical milestones, updates on identified risks, risk mitigation, and timelines to risk resolution.
3.Patent Report
In accordance with Article 2 of Attachment 3 (Intellectual Property), the Awardee shall disclose each Subject Invention to the Department within ninety (90) days after the inventor discloses it in writing to Awardee personnel responsible for patent matters. The Awardee must notify the Department of any patent issuing or other Intellectual Property arising from work performed under this Agreement. The Awardee shall submit to the Department annual listings of Subject Inventions.
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H.Conflict of Interest
To support ongoing conflict-of-interest and ethics compliance review, the Awardee must promptly inform the Department of any new or expanded relationship with Cantor Fitzgerald, L.P., BGC Group, or Newmark Group, Inc. during the Period of Performance. This notification requirement is solely for ethics, compliance, and conflict-of-interest review purposes and does not constitute an endorsement, recommendation, or preference regarding any entity.
I.Meetings
The Parties shall meet periodically or at the request of either Party to discuss and address issues relating to the implementation of this Agreement. Such meetings shall be conducted during normal business hours in person or by teleconference or videoconference.
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FAIN: 80NANB26T204

ATTACHMENT 8. FORM OF SECURITIES ISSUANCE AGREEMENT
[To be provided under separate cover.]

FAIN: 80NANB26T204